                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                     AMC ENTERTAINMENT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105
                                October 20, 1998

TO THE STOCKHOLDERS OF
AMC ENTERTAINMENT INC.:

    The Annual Meeting of Stockholders of AMC Entertainment Inc. will be held at the Town Center 20 Theatres, 11701 Nall, Leawood, Kansas. The meeting will be held on November 12, 1998, at 11:00 a.m. local time and will be followed by an informal lunch and a movie. The Board of Directors cordially invites you to attend.

    I hope you will attend the meeting in person, but whether or not you expect to attend, please sign, date and return the enclosed proxy card now, so that your shares will be represented at the meeting. You may also vote via the Internet as indicated on the proxy card instructions. If you do attend the meeting, you will be entitled to vote in person.

                                                   Very truly yours,

                                                           [SIGNATURE]

                                                   S. H. Durwood
                                                   Co-Chairman of the Board

                                     [LOGO]

                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105
                            ------------------------
                    Notice of Annual Meeting of Stockholders
                          To Be Held November 12, 1998
                            ------------------------

TO THE STOCKHOLDERS OF AMC ENTERTAINMENT INC.:

    The Annual Meeting of Stockholders of AMC Entertainment Inc. (the "Company") will be held at the Town Center 20 Theatres, 11701 Nall, Leawood, Kansas. The meeting will be held on Thursday, November 12, 1998, at 11:00 a.m. local time for the following purposes:

    1.  To elect a Board of Directors for the upcoming year;

    2. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending April 1, 1999;

    3. To consider and vote upon the Proposed Amendments to the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan; and

    4.  To transact such other business as may properly come before the meeting.

    The close of business on October 15, 1998, has been designated as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof. A list of such stockholders will be available for review in the office of the Company's Secretary on the 17th Floor of the Power and Light Building, located at 106 West 14th Street, Kansas City, Missouri, after October 22, 1998.

                                          By order of the Board of Directors

                                                    [SIGNATURE]

                                                  Nancy L. Gallagher
                                             Vice President and Secretary
Kansas City, Missouri
October 20, 1998

                             YOUR VOTE IS IMPORTANT

    If you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the meeting, sign and date the proxy card and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United States. You may also vote via the Internet as indicated on the proxy card instructions. Any stockholder may revoke his proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person.

                                     [LOGO]
                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105

                                PROXY STATEMENT

PROXIES, SOLICITATION AND VOTING:

    This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of AMC Entertainment Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. local time on Thursday, November 12, 1998, at the Town Center 20 Theatres, 11701 Nall, Leawood, Kansas. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about October 20, 1998.

    The Board of Directors of the Company has established October 15, 1998, as the record date for the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof. At the close of business on the record date, the Company had outstanding 19,427,098 shares of Common Stock and 4,041,993 shares of Class B Stock. On all matters other than the election of Directors, the shares of Common Stock and Class B Stock vote together as if a single class, with each outstanding share of Common Stock having one vote per share and each outstanding share of Class B Stock having ten votes per share.

    Properly executed and dated proxies which are received by the Company prior to the Annual Meeting of Stockholders will be voted in accordance with the instructions thereon. If a proxy is received with no instructions given with respect to the matters to be acted upon, the shares represented by the proxy will be voted (i) for the election of the nominees to the Company's Board of Directors designated below, (ii) for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending April 1, 1999, and (iii) for the approval of the Proposed Amendments (as herein defined) to the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan. A proxy may be revoked at any time by written notice to such effect received by the Secretary of the Company before the proxy is voted at the Annual Meeting of Stockholders, by delivery to the Company of a subsequently dated proxy or by a vote cast in person at the Annual Meeting of Stockholders by written ballot.

    The election of directors is determined by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect. A favorable vote of a majority (based on voting power) of the shares of Common Stock and Class B Stock voted in person or by proxy at the Annual Meeting of Stockholders is required for the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending April 1, 1999 and to approve the Proposed Amendments to the AMC Entertainment Inc.

1994 Stock Option and Incentive Plan. Under Delaware law and the Company's bylaws, abstentions and broker non-votes are not counted in the calculation of the vote. The sole holder of the outstanding Class B Stock has advised the Company of his intention to vote in favor of the Proposed Amendments.

    A proxy confers discretionary authority with respect to the voting of the shares represented thereby on any other business that may properly come before the meeting and any adjournments thereof. The Board of Directors is not aware that any such other business is to be presented for action at the meeting and does not itself intend to present any such other business. However, if any such other business does come before the meeting, shares represented by proxies given pursuant to this solicitation will be voted by the persons named in the proxy in accordance with their best judgment. A proxy also confers discretionary authority on the persons named therein to approve minutes of last year's Annual Meeting of Stockholders, to vote on matters incident to the conduct of the meeting and to vote on the election of any person as director if a nominee herein named should decline or become unable to serve as a director for any reason. The cost of the solicitation of proxies will be paid by the Company.

                            1. ELECTION OF DIRECTORS

    Directors are elected annually, and each holds office until such director's successor is duly elected and qualified or until such director's earlier resignation or removal. The by-laws of the Company provide that the full Board of Directors consists of seven (7) members. It is anticipated that seven (7) directors will be elected at the meeting. Five (5) of those directors are to be elected by the holders of Class B Stock, voting as a class, with each outstanding share having one vote per share, and two (2) of those directors are to be elected by the holders of Common Stock, voting as a class, with each outstanding share having one vote per share.

    It is intended that shares represented by the proxies will be voted in favor of the election of the nominees named below who are to be elected by the holders of Common Stock, unless otherwise directed by stockholders. Each nominee has consented to being named as a nominee and to serve if elected. In the event any nominee for director to be elected by the holders of Common Stock should decline or shall become unable to serve as a director for any reason, it is intended that the persons named in the proxy will vote for a substitute who will be designated by the Board of Directors.

DIRECTORS AND NOMINEES FOR DIRECTORS

    The Company's Directors and nominees for Directors are as follows:

                                                                                    YEAR FIRST
                                                                                    ELECTED OR
NAME                    AGE(1)    POSITIONS                                         APPOINTED
---------------------  ---------  ------------------------------------------------  ----------
Stanley H. Durwood        78      Co-Chairman of the Board, Chief Executive            1983
                                  Officer and Director
Peter C. Brown            40      Co-Chairman of the Board, President, Chief           1992
                                  Financial Officer and Director
Philip M. Singleton       52      Executive Vice President, Chief Operating            1992
                                  Officer and Director
Charles J. Egan, Jr.      66      Director                                             1986
Paul E. Vardeman          68      Director                                             1983
William T. Grant, II      48      Director                                             1996
John P. Mascotte          59      Director                                             1996

-------------------

    (1)As of October 1, 1998.

    American Multi-Cinema, Inc. ("AMC") is a wholly owned subsidiary of the Company. The primary business of AMC is the operation of megaplex and multiplex theatres, primarily in large metropolitan markets. There are no family relationships between any Director or any Executive Officer of the Company. At each Annual Meeting of Stockholders, the Company intends to nominate as directors to be elected by the holders of Common Stock individuals who are not officers or employees of the Company or its subsidiaries but who may be incumbent directors.

NOMINEES FOR DIRECTORS

TO BE ELECTED BY HOLDERS OF CLASS B STOCK

    Mr. Stanley H. Durwood has served as a Director of the Company from its organization on June 14, 1983, and of AMC since August 2, 1968. Mr. Durwood has served as Co-Chairman of the Board of the Company since May 15, 1998. Mr. Durwood served as Chairman of the Board of the Company from February 1986 until May 15, 1998, and as Chairman of the Board of AMC since February 1986. Mr. Durwood has served as Chief Executive Officer of the Company since June 1983, and of AMC since February 20, 1986. Mr. Durwood served as President of the Company (i) from June 1983 through February 20, 1986, (ii) from May 1988 through June 1989, and (iii) from October 6, 1995 to January 10, 1997. Mr. Durwood served as President of AMC (i) from August 2, 1968 through February 20, 1986,
(ii) from May 13, 1988 through November 8, 1990, and (iii) from October 6, 1995 to January 10, 1997. Mr. Durwood is a graduate of Harvard University.

    Mr. Peter C. Brown has served as a Director of the Company and AMC since November 12, 1992. Mr. Brown has served as Co-Chairman of the Board of the Company since May 15, 1998. Mr. Brown was elected President of the Company on January 10, 1997. Mr. Brown served as Executive Vice President of the Company from August 3, 1994 to January 10, 1997. Mr. Brown has served as Executive Vice President of AMC since August 3, 1994, and as Chief Financial Officer of the Company and AMC since November 14, 1991. Mr. Brown served as Senior Vice President of the

Company and AMC from November 14, 1991 until his appointment as Executive Vice President in August 1994. Mr. Brown served as Treasurer of the Company and AMC from September 28, 1992 through September 19, 1994. Mr. Brown also serves as Chairman of the Board of Trustees of Entertainment Properties Trust, a real estate investment trust, and serves on the board of directors of Protection One, Inc., a security alarm monitoring company. Mr. Brown also serves as a member of the Board of Trustees of the Kansas City Art Institute and Rockhurst High School. In addition, Mr. Brown is a member of the Board of Advisors for the University of Kansas School of Business. Mr. Brown is a graduate of the University of Kansas.

    Mr. Philip M. Singleton has served as a Director of the Company and AMC since November 12, 1992. Mr. Singleton was elected President of AMC on January 10, 1997. Mr. Singleton has served as Executive Vice President of the Company since August 3, 1994 and as Chief Operating Officer of the Company and AMC since November 14, 1991. Mr. Singleton served as Executive Vice President of AMC from August 3, 1994 to January 10, 1997. Mr. Singleton served as Senior Vice President of the Company and AMC from November 14, 1991 until his appointment as Executive Vice President in August 1994. Prior to November 14, 1991, Mr. Singleton served as Vice President in charge of operations for the Southeast Division of AMC from May 10, 1982. Mr. Singleton holds an undergraduate degree from California State University, Sacramento, and an M.B.A. degree from the University of South Florida.

    Mr. Charles J. Egan, Jr. has served as a Director of the Company since October 30, 1986. Mr. Egan is Vice President of Hallmark Cards, Incorporated, and was General Counsel of such company until December 31, 1996. Hallmark Cards, Incorporated is primarily engaged in the business of greeting cards and related social expressions products, Crayola crayons and the production of movies for television. Mr. Egan also serves as a member of the Board of Trustees, Treasurer and Chairman of the Finance Committee of the Kansas City Art Institute. Mr. Egan holds an A.B. degree from Harvard University and an LL.B. degree from Columbia University.

    Mr. Paul E. Vardeman has served as a Director of the Company since June 14, 1983. Mr. Vardeman was a director, officer and shareholder of the law firm of Polsinelli, White, Vardeman & Shalton, P.C., Kansas City, Missouri from 1982 until his retirement from such firm in November, 1997. Prior thereto, Mr. Vardeman served as a Judge of the Circuit Court of Jackson County, Missouri. Mr. Vardeman holds undergraduate and J.D. degrees from the University of Missouri-Kansas City.

TO BE ELECTED BY HOLDERS OF COMMON STOCK

    Mr. William T. Grant, II has served as a Director of the Company since November 14, 1996. Mr. Grant is Chairman, President, Chief Executive Officer and a Director of LabONE, Inc. LabONE, Inc. provides risk appraisal laboratory testing services to the insurance industries in the United States and Canada. Mr. Grant also serves on the Boards of Directors of Commerce Bancshares, Inc., Kansas City Power & Light Company, Business Men's Assurance Company of America and Response Oncology, Inc. Mr. Grant is a board member of the Boys and Girls Clubs of Greater Kansas City. Mr. Grant holds a B.A. degree from the University of Kansas and an M.B.A. degree from the Wharton School of Finance at the University of Pennsylvania.

    Mr. John P. Mascotte has served as a Director of the Company since November 14, 1996. Mr. Mascotte assumed the duties of President and Chief Executive Officer of Blue Cross Blue Shield of Kansas City on July 1, 1997. Prior thereto, Mr. Mascotte served as Chairman of Johnson & Higgins of Missouri, Inc., a privately held insurance broker, from January 1996 to June 30, 1997, and as Chairman and Chief Executive Officer of The Continental Corporation, a large property-casualty insurer, from December 1982 through December 1995. Mr. Mascotte is also currently a consultant to the First Episcopal District, African Methodist Episcopal Church. Mr. Mascotte also serves on the Boards of Directors of Hallmark Cards, Incorporated, Hallmark Entertainment, Inc., Business Men's Assurance Company of America and American Home Products Corporation, in addition to serving on the Boards of Directors of Blue Cross Blue Shield of Kansas City and the Blue Cross Blue Shield Association. Also, Mr. Mascotte is Vice Chairman of the Aspen Institute, Chairman of LISC (Local Initiatives Support Corp.) and a member of the Board of Trustees of the New York Public Library and Midwest Research Institute. Mr. Mascotte is a board member of the Hall Family Foundation and the Greater Kansas City Community Foundation and is Co-Chairman of the Jazz District Redevelopment Corporation of Kansas City, Missouri. Mr. Mascotte holds B.S. degrees from St. Joseph's College, Rensselaer, Indiana, and an LL.B. degree from the University of Virginia. Mr. Mascotte is also a certified public accountant and a chartered life underwriter.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR WILLIAM T. GRANT, II AND JOHN P. MASCOTTE AS DIRECTORS OF THE COMPANY.

DIRECTORS' MEETINGS AND COMMITTEES

    The Company has a 52/53 week fiscal year ending on the Thursday closest to the last day of March. The Company's last full fiscal year began on April 4, 1997, and ended on April 2, 1998 ("fiscal 1998").

    The Board of Directors of the Company held four meetings and acted by unanimous written consent to action 15 times in fiscal 1998. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of board committees on which they served.

    The Board of Directors has an Executive Committee, composed of Messrs. Stanley H. Durwood, Peter C. Brown and Philip M. Singleton, an Audit Committee, composed of Messrs. Charles J. Egan, Jr., William T. Grant, II and John P. Mascotte, and a Compensation Committee, composed of Messrs. Charles J. Egan, Jr., William T. Grant, II and John P. Mascotte. Other standing committees are the Finance Committee, composed of Messrs. Peter C. Brown, Charles J. Egan, Jr., Paul E. Vardeman and William T. Grant, II; the Employee Benefits Committee, composed of Messrs. Philip M. Singleton, Paul E. Vardeman and John P. Mascotte; and the Stock Option Committee, composed of Messrs. Paul E. Vardeman, William T. Grant, II and John P. Mascotte. The Company does not have a nominating committee.

    The principal responsibility of the Executive Committee is to have and exercise, between meetings of the Board of Directors, all powers and authorities of the Board of Directors in the management of the business and affairs of the Company to the full extent allowed by the General Corporation Law of the State of Delaware. The Executive Committee held no formal meetings during fiscal 1998; however, the Executive Committee frequently meets on an informal basis.

    The principal responsibilities of the Audit Committee are to (i) recommend to the Board of Directors the accounting firm to serve as independent accountants of the Company and its subsidiaries, which accounting firm is to be selected by the Board of Directors or recommended by it for stockholder approval, (ii) act on behalf of the Board of Directors in meeting with the independent accountants and the appropriate corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of financial, accounting and operating controls, and the scope of the respective audits of the independent accountants, (iii) review the results of the audit and submit to the Board of Directors of the Company any recommendations the Audit Committee may have from time to time with respect to financial reporting and accounting practices and policies, observed wrongdoing and existing and potential future financial problems, and financial, accounting and operations controls and safeguards, and
(iv) approve all material transactions between the Company or AMC and related parties to such companies. Transactions between the Company and members of the Durwood family also must be approved by Messrs. William T. Grant, II and John P. Mascotte. The Audit Committee held six meetings during fiscal 1998.

    The principal responsibilities of the Compensation Committee are to (i) review and recommend periodically the compensation to be paid to the Executive Officers of the Company and its subsidiaries, including the amount and timing of bonus payments and other incentive compensation awards, and (ii) oversee the preparation of the reports and other information required to be disclosed in connection with any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 with respect to executive compensation. The Compensation Committee held four meetings during fiscal 1998.

COMPENSATION OF DIRECTORS

    Each of the Company's non-employee directors receives an annual fee of $32,000 for service on the Board of Directors and an additional $4,000 for each committee of the Board on which he serves and, in addition, receives $1,500 and $1,000, respectively, for each Board and board committee meeting which he attends.

    For the fiscal year ended April 2, 1998, Messrs. Charles J. Egan, Jr., William T. Grant, II, John P. Mascotte and Paul E. Vardeman received $70,000, $66,000, $64,000 and $56,500, respectively, for their services.

    The Board of Directors has also authorized that Messrs. Charles J. Egan, Jr. and Paul E. Vardeman be paid reasonable compensation for their services as members of a special committee (the "Special Committee") appointed to consider a merger, completed August 15, 1997, between the Company and its majority stockholder, Durwood, Inc. ("DI"), with the Company remaining as the surviving entity (the "Merger"). For the fiscal year ended April 2, 1998, Messrs. Charles
J. Egan, Jr. and Paul E. Vardeman each received $30,000 for their services related to the Special Committee.

EXECUTIVE OFFICERS

    The Company's and its subsidiaries' Executive Officers are as follows:

                                                                                   YEARS ASSOCIATED
NAME                         AGE(1)     POSITIONS                                   WITH COMPANY(1)
-------------------------  -----------  ---------------------------------------  ---------------------
Stanley H. Durwood(2)              78   Co-Chairman of the Board, Chief                      52(3)
                                        Executive Officer and Director (the
                                        Company and AMC)
Peter C. Brown(2)                  40   Co-Chairman of the Board and President                7
                                        (the Company); Executive Vice President
                                        (AMC); Chief Financial Officer and
                                        Director (the Company and AMC)
Philip M. Singleton(2)             52   President (AMC); Executive Vice                      23(3)
                                        President (the Company); Chief
                                        Operating Officer and Director (the
                                        Company and AMC)
John D. McDonald                   41   Executive Vice President - North                     23(3)
                                        American Operations (AMC)
Richard T. Walsh                   45   Senior Vice President (AMC)                          22(3)
Richard J. King                    49   Senior Vice President (AMC)                          26(3)
Rolando B. Rodriguez               38   Senior Vice President (AMC)                          23(3)
Richard L. Obert                   59   Senior Vice President - Chief                         9
                                        Accounting and Information Officer (the
                                        Company and AMC)
Charles P. Stilley                 44   President (AMC Realty, Inc.)                         17(3)
Richard M. Fay                     49   President (AMC Film Marketing, a                      3
                                        division of AMC)

-------------------

    (1)As of October 1, 1998.

    (2)For biographical information of these Executive Officers, see "Directors and Nominees for Directors."

    (3)Includes years with the predecessor of the Company.

    All current Executive Officers of the Company and its subsidiaries hold such offices at the pleasure of the Board of Directors, subject, in the case of Messrs. Durwood, Brown and Singleton, to rights under their respective employment agreements.

    Mr. John D. McDonald has served as Executive Vice President - North American Operations of AMC since October 1, 1998. Prior thereto, Mr. McDonald served as Senior Vice President, corporate operations from November 9, 1995 until his promotion to Executive Vice President on October 1, 1998. Mr. McDonald served as Vice President, corporate operations from September 22, 1992 through November 9, 1995.

    Mr. Richard T. Walsh has served as Senior Vice President in charge of operations for the West Division of AMC since July 1, 1994. Previously, Mr. Walsh served as Vice President in charge of operations for the Central Division of AMC from June 10, 1992, and as Vice President in charge of operations for the Midwest Division of AMC from December 1, 1988.

    Mr. Richard J. King has served as Senior Vice President in charge of operations for the East Division of AMC since January 4, 1995. Previously, Mr. King served as Vice President in charge of operations for the East Division of AMC from June 10, 1992, and as Vice President in charge of operations for the Southwest Division of AMC from October 30, 1986.

    Mr. Rolando B. Rodriguez has served as Senior Vice President in charge of operations for the South Division of AMC since April 2, 1996. Previously, Mr. Rodriguez served as Vice President and South Division Operations Manager of AMC from July 1, 1994, as Assistant South Division Operations Manager of AMC from February 12, 1993, as South Division Senior Operations Manager from March 29, 1992, and as South Division Operations Manager from August 6, 1989.

    Mr. Richard L. Obert has served as Senior Vice President - Chief Accounting and Information Officer of the Company and AMC since November 9, 1995, and prior thereto served as Vice President and Chief Accounting Officer of the Company and AMC from January 9, 1989.

    Mr. Charles P. Stilley has served as President of AMC Realty, Inc., a wholly owned subsidiary of the Company, since February 9, 1993, and prior thereto served as Senior Vice President of AMC Realty, Inc. from March 3, 1986.

    Mr. Richard M. Fay has served as President - AMC Film Marketing, a division of AMC, since September 8, 1995. Previously, Mr. Fay served as Senior Vice President and Assistant General Sales Manager of Sony Pictures from 1994 until joining AMC. From 1991 to 1994, Mr. Fay served as Vice President and Head Film Buyer for the eastern division of United Artists Theatre Circuit, Inc.

COMPENSATION OF MANAGEMENT

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company (determined as of the end of the last fiscal year and hereafter referred to as the "Named Executive Officers") for the last three fiscal years ended April 2, 1998, April 3, 1997 and March 28, 1996, respectively.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                      ANNUAL COMPENSATION            COMPENSATION
                                             -------------------------------------      AWARDS-
                                                                      OTHER(1)        SECURITIES         ALL(2)
                                                                       ANNUAL         UNDERLYING          OTHER
NAME AND PRINCIPAL POSITION     FISCAL YEAR   SALARY      BONUS     COMPENSATION     OPTIONS/SARS     COMPENSATION
------------------------------  -----------  ---------  ---------  ---------------  ---------------  ---------------
Stanley H. Durwood                    1998   $ 536,558  $  --         $  N/A              --            $  --
Chief Executive Officer               1997     527,322     --            N/A              65,000           --
                                      1996     492,634    275,000        N/A              --               --
Peter C. Brown                        1998     296,444     --            N/A              --                4,960
President and Chief                   1997     271,364     25,500        N/A               4,500            4,976
Financial Officer                     1996     257,439    137,500        N/A              --                4,726
Philip M. Singleton                   1998     316,679     --            N/A              --                4,896
Chief Operating Officer               1997     303,125     28,500        N/A               4,500            5,003
                                      1996     285,311    154,000        N/A              --                4,686
Richard T. Walsh                      1998     226,441     60,000        N/A              --                4,805
Senior Vice President                 1997     223,073     41,545        N/A               2,250            4,964
                                      1996     207,204     80,000        N/A               2,250            4,620
Richard M. Fay                        1998     286,982     45,000        N/A              --                4,676
President - AMC Film                  1997     294,369     32,650        N/A               2,250            1,464
Marketing                             1996     150,049     55,000        66,283           --               --

-------------------

    (1)N/A denotes not applicable. Fiscal 1996 includes a lump sum payment of $50,000 paid to
Mr. Richard M. Fay for costs associated with relocation. For the years presented, excluding Mr. Richard M. Fay in 1996, perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

    (2)For fiscal 1998, 1997 and 1996, All Other Compensation is comprised of AMC's contributions under AMC's 401(k) Savings Plan and Non-Qualified Deferred Compensation Plan, both of which are defined contribution plans.

    OPTION GRANTS

    There were no individual grants of stock options made during the last completed fiscal year to the Named Executive Officers.

    OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of April 2, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                             OPTIONS/SARS           IN-THE-MONEY OPTIONS/
                              SHARES                          AT FY-END               SARS AT FY-END(1)
                             ACQUIRED       VALUE     --------------------------  -------------------------
NAME                        ON EXERCISE   REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
--------------------------  -----------  -----------  -----------  -------------  ----------  -------------
Stanley H. Durwood........      --        $  --           76,250        11,250    $  267,188    $  --
Peter C. Brown............      --           --          156,750         2,250     2,209,688       --
Philip M. Singleton.......      25,400      434,086      131,350         2,250     1,844,563       --
Richard T. Walsh..........       5,000       89,063       28,375         1,125       376,781       --
Richard M. Fay............      --           --            1,125         1,125         5,766        5,766

-------------------

    (1)Values for "in-the-money" outstanding options represent the positive spread between the respective exercise prices of the outstanding options and the value of the Company's Common Stock as of April 2, 1998.

    DEFINED BENEFIT RETIREMENT AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

    AMC sponsors a defined benefit retirement plan (the "Retirement Plan") which provides benefits to certain employees of AMC and its subsidiaries based upon years of credited service and the highest consecutive five-year average annual remuneration for each participant. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code (the "Code"), and is based upon wages, salaries and other amounts paid to the employee for personal services, excluding certain special compensation. A participant earns a vested right to an accrued benefit upon completion of five years of vesting service.

    AMC also sponsors a Supplemental Executive Retirement Plan to provide the same level of retirement benefits that would have been provided under the Retirement Plan had the federal tax law not been changed in the Omnibus Budget Reconciliation Act of 1993, which reduced the amount of compensation which can be taken into account in a qualified retirement plan from $235,840 (in 1993), the old limit, to $160,000 (in 1998).

    The following table shows the total estimated annual pension benefits (without regard to minimum benefits) payable to a covered participant under AMC's Retirement Plan and the

Supplemental Executive Retirement Plan, assuming retirement in calendar 1998 at age 65 payable in the form of a single life annuity. The benefits are not subject to any deduction for Social Security or other offset amounts. The following table assumes the old limit would have been increased to $265,000 in 1998.

            HIGHEST CONSECUTIVE                             YEARS OF CREDITED SERVICE
             FIVE-YEAR AVERAGE                -----------------------------------------------------
            ANNUAL COMPENSATION                  15         20         25         30         35
--------------------------------------------  ---------  ---------  ---------  ---------  ---------
$125,000....................................  $  17,716  $  23,621  $  29,527  $  35,432  $  41,337
 150,000....................................     21,466     28,621     35,777     42,932     50,087
 175,000....................................     25,216     33,621     42,027     50,432     58,837
 200,000....................................     28,966     38,621     48,277     57,932     67,587
 225,000....................................     32,716     43,621     54,527     65,432     76,337
 250,000....................................     36,466     48,621     60,777     72,932     85,087
 265,000....................................     38,716     51,621     64,527     77,432     90,337

    As of April 2, 1998, the years of credited service under the Retirement Plan for each of the Named Executive Officers were: Mr. Peter C. Brown, seven years, Mr. Philip M. Singleton, 24 years, Mr. Richard T. Walsh, 23 years; and Mr. Richard M. Fay, two years. The lump sum cash value of the benefit Mr. Stanley H. Durwood has accrued under the Supplemental Executive Retirement Plan in fiscal 1998 is $89,661 and is not included in the Summary Compensation Table.

    AMC has established a Retirement Enhancement Plan ("REP") for the benefit of officers who from time to time may be designated as eligible participants therein by the Board of Directors. The REP is a non-qualified deferred compensation plan designed to provide an unfunded retirement benefit to an eligible participant in an amount equal to (i) sixty percent (60%) of his or her average compensation ( including paid and deferred incentive compensation) during the last three full years of employment, less (ii) the sum of (A) such participant's benefits under the Retirement Plan and Social Security, and (B) the amount of a straight life annuity commencing at the participant's normal retirement date attributable to AMC's contributions under the Supplemental Executive Retirement Plan, the 401(k) Savings Plan, the Non-Qualified Deferred Compensation Plan and the Executive Savings Plan. The base amount in clause (i) will be reduced on a pro rata basis if the participant completes fewer than twenty-five (25) years of service. The REP benefit vests upon the participant's attainment of age 55 or completion of fifteen (15) years of service, whichever is later, and may commence to a vested participant retiring on or after age 55 (who has participated in the plan for at least 5 years) on an actuarially reduced basis (6 2/3% for each of the first five years by which commencement precedes age 65 and an additional 3 1/3% for each year by which commencement precedes age 60). Benefits commence at a participant's normal retirement date (i.e., the later of age 65 or the participant's completion of five years of service with AMC) whether or not the participant continues to be employed by AMC. The accrued benefit payable upon total and permanent disability is not reduced by reason of early commencement. Participants become fully vested in their rights under the REP if their employment is terminated without cause or as a result of a change in control, as defined in the REP. No death, disability or retirement benefit is payable prior to a participant's early retirement date or prior to the date any severance payments to which the participant is entitled cease.

    Presently, Mr. Stanley H. Durwood, Mr. Peter C. Brown and Mr. Philip M. Singleton have been designated as eligible to participate in the REP. The amount payable to Mr. Durwood with respect to fiscal 1998 under the REP was $345,000 and is not included in the Summary Compensation

Table. The estimated annual amounts that Mr. Brown and Mr. Singleton will be eligible to receive under the REP at age 65 are $39,000 and $83,000, respectively; such amounts are based on certain assumptions respecting their future compensation amounts and the amounts of AMC contributions under other plans. Actual amounts received by such individuals under the REP may be different than those estimated.

    EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

    Mr. Stanley H. Durwood has an employment agreement with the Company and AMC dated January 26, 1996, retaining him as Chairman and Chief Executive Officer and President. It provides for an annual base salary of no less than $500,000, plus payments and awards under AMC's Executive Incentive Program ("EIP"), the 1994 Stock Option and Incentive Plan, as amended, and other bonus plans in effect for Executive Officers at a level reflecting his position, plus such other amounts as may be paid under any other compensatory arrangement as determined in the sole discretion of the Compensation Committee. Mr. Durwood's current annual base salary is $567,000. The Company has also agreed to use its best efforts to provide Mr. Durwood up to $5,000,000 in life insurance and to pay the premiums thereon and taxes resulting from such payment. Mr. Durwood's employment agreement has a term of three years and is automatically extended one year on its anniversary date, January 26, so that as of such date each year the agreement has a three-year term. The employment agreement is terminable without severance if he engages in intentional misconduct or a knowing violation of law or breaches his duty of loyalty to the Company. The agreement also is terminable
(i) by Mr. Durwood, in the event of the Company's breach, and (ii) by the Company, without cause or in the event of Mr. Durwood's death or disability, in each case with severance payments equal to three times the sum of his annual base salary in effect at the time of termination plus the average of annual incentive or discretionary cash bonuses paid during the three fiscal years preceding the year of termination. The Company may elect to pay such severance payments in monthly installments over a period of three years or in a lump sum after discounting such amount to its then present value. The aggregate amount payable under this employment agreement, assuming termination with severance occurred as of October 1, 1998, was approximately $1,745,174.

    Messrs. Peter C. Brown and Philip M. Singleton each have employment agreements with AMC dated September 26, 1994, providing for annual base salaries of no less than $227,000 and $266,000, respectively, and bonuses resulting from the EIP or other bonus arrangement, if any, as determined from time to time at the sole discretion of the Compensation Committee upon the recommendation of the Chairman of the Board. The current annual base salaries of Messrs. Brown and Singleton are $400,000 and $375,000, respectively. Each employment agreement has a term of two years. On each September 27, one year is added to the term of each employment agreement, so that each employment agreement shall always have a two-year term as of each anniversary date. Each employment agreement terminates without severance upon such employee's resignation, death or his disability as defined in his employment agreement, or upon AMC's good faith determination that such employee has been dishonest or has committed a breach of trust respecting AMC. AMC may terminate each employment agreement at any time, with severance payments in an amount equal to twice the annual base salary of such employee on the date of termination. Each employee may terminate his employment agreement if Mr. Stanley H. Durwood shall fail to control AMC as defined in the employment agreement and receive severance payments in an amount equal to twice his annual base salary on the date of termination.

AMC may elect to pay any severance payments in a lump sum after discounting such amount to its then present value, or over a two-year period. The aggregate value of all severance benefits to be paid to such employee shall not exceed 299% of such employee's "base amount" as defined in the Code for the five-year period immediately preceding the date of termination. The aggregate amount payable to Messrs. Brown and Singleton under these employment agreements, assuming termination by reason of a change in control and payment in a lump sum as of October 1, 1998, was approximately $735,163 and $689,216, respectively.

    As permitted by the 1994 Stock Option and Incentive Plan, stock options granted to participants thereunder provide for acceleration upon the termination of employment within one year after the occurrence of certain change in control events, whether such termination is voluntary or involuntary, or with or without cause. In addition, the Compensation Committee may permit acceleration upon the occurrence of certain extraordinary transactions which may not constitute a change of control.

    AMC maintains a severance pay plan for full-time salaried nonbargaining employees with at least 90 days of service. For an eligible employee who is subject to the Fair Labor Standards Act ("FLSA") overtime pay requirements (a "nonexempt eligible employee"), the plan provides for severance pay in the case of involuntary termination of employment due to layoff of the greater of two weeks' basic pay or one week's basic pay multiplied by the employee's full years of service up to no more than twelve weeks' basic pay. There is no severance pay for a voluntary termination, unless up to two weeks' pay is authorized in lieu of notice. There is no severance pay for an involuntary termination due to an employee's misconduct. Only two weeks' severance pay is paid for an involuntary termination due to substandard performance. For an eligible employee who is exempt from the FLSA overtime pay requirements, severance pay is discretionary (at the Department Head/Supervisor level), but will not be less than the amount that would be paid to a nonexempt eligible employee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    THE REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    The Compensation Committee of the Boards of Directors of the Company and AMC (the "Committee") is composed of three independent non-employee directors. The Committee is responsible for developing the executive compensation strategy of the Company and its subsidiaries and monitoring its implementation. In carrying out its responsibilities, the Committee, among other things, reviews the policies of comparable companies and consults with an independent compensation consulting firm.

    The following is a summary of the Committee's activities for the fiscal year ended April 2, 1998. The annual base salaries discussed below are those established at the beginning of fiscal 1998, i.e., in the spring of 1997. The annual incentive cash bonus section pertains to performance for fiscal 1998 and payments, if any, under the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan (the "Incentive Plan") are paid early in the next fiscal year, in this case, in the spring of 1998. The stock incentives section pertains to performance for fiscal 1998 and payments or grants, if any, under the Incentive Plan are paid or granted early in the next fiscal year.

    COMPENSATION POLICY. The Company's executive compensation policy has five overall objectives:

    - To align the interests of Executive Officers with those of the Company and its stockholders.

    - To link compensation to the performance of the Company as well as to the individual contribution of each Executive Officer.

    - To maintain total direct compensation (salary plus annual incentive plus equity based compensation), when performance is at target levels, at rates that are at the third quartile of the total direct compensation market for comparable companies. Because of the relatively small number of motion picture exhibition companies, this comparison has included companies engaged in other businesses.

    - To increase the alignment of the interests of executives with stockholder interests by providing a compensation package for executives that includes an appropriate portion of equity based compensation. See "Stock
     Incentives."

    - To compensate executives at a level which is competitive in the marketplace so that the Company can continue to attract, motivate and retain executives with outstanding abilities.

    ANNUAL BASE SALARY. The annual base salary of the Company's Executive Officers was reviewed and approved by the Committee. Annual base salaries for the Company's Executive Officers are determined with reference to a "position rate" for each of the Executive Officers. The position rate is determined by evaluating the responsibilities of the position and comparing it with that of similar positions in comparable companies as well as companies generally.

    For fiscal 1998, the Committee approved percentage increases in annual base salary for Messrs. Stanley H. Durwood, Peter C. Brown and Philip M. Singleton of 5.9%, 15.0% and 9.4%, respectively. The percentage increases in annual base salary for Messrs. Brown and Singleton were primarily as a result of Mr. Brown's promotion to President of the Company on January 10, 1997 and his assumption of additional duties and responsibilities of that position, and of Mr. Singleton's promotion on January 10, 1997, to President of American Multi-Cinema, Inc. and the corresponding increases in duties and responsibilities of that position. For further explanation regarding Mr. Stanley H. Durwood's annual base salary, see "CEO Compensation." For all other Executive Officers of the Company, the Committee approved percentage increases in annual base salary of 3.3% in the aggregate. The increases in annual base salaries for Executive Officers other than Messrs. Durwood, Brown and Singleton were modest merit increases in keeping with the Committee's policy.

    ANNUAL INCENTIVE CASH BONUS. The Committee approved an Executive Incentive Program (the "EIP") in fiscal 1994 as an incentive for executives to improve the financial success of the Company. Eligible employees, including Executive Officers, are rewarded with annual incentive cash bonuses if certain performance criteria are met and/or exceeded. For fiscal 1998, the Committee determined that the performance criteria for the annual incentive cash bonus would be based upon company and personal components. For fiscal 1998, the company component was based upon achievement of an EBITDA (earnings before interest, taxes, depreciation and amortization) target.

    The Company did not meet the threshold level of its established EBITDA target in fiscal 1998. According to the terms of the EIP, participants in the plan were eligible for a personal portion of the annual incentive cash bonus only if the threshold level of the Company's established EBITDA target was met. Thus, the Committee did not award any annual incentive cash bonuses to Messrs. Durwood, Brown and Singleton. However, the Committee decided to grant bonuses to certain Executive Officers other than Messrs. Durwood, Brown and Singleton, which bonuses were discretionary rather than pursuant to the terms of the EIP. The Committee believed that such bonuses were appropriate because the Committee wanted to recognize the maximum efforts of these Executive Officers on a number of extraordinary transactions during the fiscal year as well as a desire to continue to retain those Executive Officers with outstanding abilities and experience.

    STOCK INCENTIVES. At the Company's Annual Meeting of Stockholders held on November 10, 1994, the Company's stockholders approved the Incentive Plan. Consistent with the Committee's policy of aligning the interests of its executives with those of the stockholders, the Committee intends to use the Incentive Plan to incorporate equity based awards into the ongoing compensation package for executives.

    The Committee has made certain performance based stock awards (the "Performance Shares") and grants of non-qualified stock options (the "Stock Options") to certain Executive Officers and other employees. The Performance Shares were issuable to a participant at the end of a performance period ended April 2, 1998. A participant's eligibility to receive the maximum number of Performance Shares issuable under an award was based one-half upon increases in "total return to stockholders" ("TRS") and one-half upon increases in the "private market value per share" ("PMVPS"). The amount of the award would have been based, in each case, on the extent to which increases in TRS or PMVPS exceeded the increases over the performance period in the Standard and Poor's 500 Index. See "Long-Term Incentive Plan." No Performance Shares were awarded to any participant under the Incentive Plan.

    In addition, the Committee intended to grant Stock Options, if annual performance measurement thresholds were met, at the end of each fiscal year for a three-year period. A participant's eligibility to be granted the maximum number of Stock Options attainable was also based one-half upon increases in TRS and one-half upon increases in PMVPS. The amount of the grant was based, in each case, on the extent to which increases in TRS or PMVPS exceeded the increases over the same time period in the Standard and Poor's 500 Index. For fiscal 1998, no Stock Options were awarded to any participant under the Incentive Plan.

    The Committee also intends from time to time to award Stock Options selectively to certain Executive Officers in order to reward and retain individuals who exert maximum effort for the continued success and growth of the Company and to attract the best available individuals in the future.

    CEO COMPENSATION. Mr. Stanley H. Durwood's fiscal 1998 annual base salary was reviewed and approved by the Committee. See "Annual Base Salary." Mr. Durwood received, at the beginning of fiscal 1998, a 5.9% increase in annual base salary as a merit increase to bring his annual base salary to a competitive level for his position in light of his experience, performance and industry leadership. Mr. Durwood received no annual incentive cash bonus for fiscal 1998 because the Company did not attain its threshold level of EBITDA target under its performance goals. Mr. Durwood did not receive a personal portion of the annual incentive cash bonus because his bonuses are based solely on Company performance and do not have a personal performance component. Mr. Durwood was granted no Stock Options or Performance Shares as a participant in the Incentive Plan during fiscal 1998.

    The Company established a Retirement Enhancement Plan (the "REP") with an effective date of March 29, 1996 and designated Mr. Stanley H. Durwood and certain other Executive Officers as participants in the REP. See "Defined Benefit Retirement and Supplemental Executive Retirement Plans." Because Mr. Stanley H. Durwood's participation requirements have been met, Mr. Durwood was paid $345,000 in fiscal 1998 with the Committee's approval.

    IMPACT OF INTERNAL REVENUE CODE SECTION 162(M). During 1993, Section 162 of the Internal Revenue Code of 1986, as amended (the "Code") was amended with respect to the tax deductibility of executive compensation. Under the Code, publicly-held companies such as the Company may not deduct compensation paid to certain Executive Officers to the extent that an executive's compensation exceeds $1,000,000 in any one year, unless such compensation is "performance based." Although the Committee has attempted to design the Company's executive compensation programs so that compensation received pursuant to the compensation programs will be deductible under Section 162(m) of the Code, in certain circumstances, it may not be possible or practicable or in the Company's best interests to so qualify compensation programs. In any event, the Committee anticipates that, in most instances, treatment under Section 162(m) of the Code will not be an issue because generally no Executive Officer's non-performance based compensation will exceed $1,000,000 in any one year.

                                          COMPENSATION COMMITTEE
                                          Charles J. Egan, Jr.
                                          William T. Grant, II
                                          John P. Mascotte

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Executive Committee recommended to the Compensation Committee for its review and approval the annual base salaries and the discretionary cash bonuses of Executive Officers other than the Named Executive Officers. The members of the Executive Committee were Messrs. Stanley H. Durwood, Peter C. Brown and Philip M. Singleton.

STOCK PERFORMANCE GRAPH

    THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with (i) the cumulative total return on the Standard and Poor's Corporation Composite 500 Index and (ii) a peer group of companies primarily engaged in the motion picture exhibition industry, for the period of five fiscal years commencing April 2, 1993 and ending April 2, 1998. The comparison assumes $100 was invested on April 2, 1993 in the Company's Common Stock and in each of the foregoing indices, and further assumes the reinvestment of dividends. The peer group companies include Carmike Cinemas, Inc., Cineplex Odeon Corporation, GC Companies, Inc. and Regal Cinemas, Inc.

    Set forth below are three lines as follows: (i) the Company's Common Stock performance for the past five fiscal years; (ii) the Standard and Poor's Corporation Composite 500 Index performance for the past five fiscal years; and
(iii) the "peer group" performance for the past five fiscal years (this group includes Carmike Cinemas, Inc. and Cineplex Odeon Corporation for five years, GC Companies, Inc.'s performance since its spin off from Harcourt General, Inc. in December 1993, and Regal Cinemas, Inc. since July 1993, the initial trading date of Regal Cinemas, Inc.'s Common Stock).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              AMC      S&P 500     PEER GROUP
1993            $100        $100          $100
1994            $135        $102          $174
1995            $151        $118          $175
1996            $306        $156          $250
1997            $252        $185          $278
1998            $300        $281          $321

SECURITY OWNERSHIP OF BENEFICIAL OWNERS

    The following table sets forth certain information as of October 1, 1998, with respect to principal owners of each class of the Company's voting securities:

                                                         NUMBER OF SHARES
                      NAME AND ADDRESS OF BENEFICIAL       BENEFICIALLY     PERCENT OF
TITLE OF CLASS                     OWNER                       OWNED           CLASS
------------------  -----------------------------------  -----------------  -----------
Common Stock        Brian H. Durwood(1)                       1,123,480(1)         5.8%(1)
                    7 Murray Avenue
                    Larkspur, CA 94939
                    Edward D. Durwood(1)                        906,815(1)         4.7%(1)
                    3001 West 68th Street
                    Shawnee Mission, KS 66208
                    Peter J. Durwood(1)                       1,123,480(1)         5.8%(1)
                    666 West End Avenue
                    New York, NY 10025
                    Thomas A. Durwood(1)                      1,123,480(1)(2)        5.8%(1)(2)
                    P.O. Box 7208
                    Rancho Santa Fe, CA 92067
                    Elissa D. Grodin(1)                       1,123,480(1)         5.8%(1)
                    187 Chestnut Hill Road
                    Wilton, CT 06897
                    Carol D. Journagan(1)                     1,040,147(1)         5.4%(1)
                    1323 Granite Creek Drive
                    Blue Springs, MO 64015
                    EnTrust Capital, Inc.(3)                  1,397,776(3)         7.2%(3)
                    650 Madison Ave.
                    New York, NY 10022
Class B Stock       Stanley H. Durwood(1)                     4,041,993(1)       100.0%
                    106 West 14th Street
                    Kansas City, MO 64105

-------------------

    (1)Mrs. Carol D. Journagan, Mr. Edward D. Durwood, Mr. Thomas A. Durwood, Mrs. Elissa D. Grodin, Mr. Brian H. Durwood and Mr. Peter J. Durwood are the children (the "Durwood Children") of Mr. Stanley H. Durwood, the Co-Chairman of the Board and Chief Executive Officer of the Company. Mr. Stanley H. Durwood and the Durwood Children (collectively, the "Durwood Family Stockholders") formerly held their stock in the Company through a holding company, Durwood, Inc. ("DI"), and acquired their shares on August 15, 1997, pursuant to the Merger of the Company and DI.

    Mr. Stanley H. Durwood beneficially owns 4,041,993 shares of the Company's Class B Stock, which constitute 100% of the outstanding shares of such class. Mr. Stanley H. Durwood has sole voting power and sole investment power over all of these shares. The Company's Class B Stock and Common Stock presently beneficially owned by Mr. Stanley H. Durwood represent 67.5% of the voting power of the Company's stock other than in the election of directors. Were all the shares of the Company's Class B Stock converted into Common Stock, there would be approximately 23,469,091 shares of Common Stock outstanding, of which Mr. Stanley H. Durwood would beneficially own 4,042,243 shares (assuming such conversion and disregarding the exercise of his outstanding options) or 17.2% of the outstanding number of shares of Common Stock. Mr. Stanley H. Durwood's voting control may be diluted if he is obligated to dispose of shares to honor tax and other indemnity obligations made by him and the Company in connection with the Merger and other related transactions, or if additional shares of Common Stock are issued under the Company's existing employee benefit plans.

    The Company's Class B Stock beneficially owned by Mr. Stanley H. Durwood is held under his Revocable Trust Agreement dated April 14, 1989, as amended, and the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 (the "Voting Trust"). The Voting Trust is the record owner of the shares reported as beneficially owned, and Mr. Stanley H. Durwood is the settlor and sole acting trustee of both trusts. The named successor trustees are Mr. Charles J. Egan, Jr., a Director of the Company, and Mr. Raymond F. Beagle, Jr., the Company's general counsel. Under the terms of his Voting Trust, Mr. Stanley H. Durwood has all voting powers with respect to shares held therein during his lifetime. Thereafter, all voting rights with respect to such shares vest in his successor trustees and any additional trustees whom they might appoint, who shall exercise such rights by majority vote. Unless revoked by Mr. Stanley H. Durwood or otherwise terminated or extended in accordance with its terms, the Voting Trust will terminate in 2030.

    For a period ending on August 15, 2000, the Durwood Children have agreed to give an irrevocable proxy to the Secretary and each Assistant Secretary of the Company to vote their shares of Common Stock in the election of directors for each candidate in the same proportionate manner as the aggregate votes cast in such elections by other holders of Common Stock not affiliated with the Company.

    (2)Mr. Thomas A. Durwood directly owns 969,466 shares of the Common Stock and indirectly owns 154,014 shares of Common Stock through The Thomas A. and Barbara F. Durwood Family Investment Partnership, a California limited partnership. Each of Mr. Thomas A. Durwood and his wife serve as trustees of The Thomas A. and Barbara F. Durwood Family Trust, which is the general partner of this partnership.

    (3)As reported in its Schedule 13G dated January 31, 1998. Of these shares, EnTrust Capital, Inc. reports that it has shared voting power with respect to 923,586 shares and shares dispositive power with respect to 1,397,776 shares.

BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth certain information as of October 1, 1998, with respect to beneficial ownership by Directors and Executive Officers of the Company's Common Stock and Class B Stock. The amounts set forth below include the vested portion of 661,600 shares of Common Stock subject to options under the Company's 1983 and 1984 Stock Option Plans and the

Incentive Plan held by Executive Officers. Unless otherwise indicated, the persons named are believed to have sole voting and investment power over the shares shown as beneficially owned by them.

                                                         AMOUNT AND NATURE OF        PERCENT OF
TITLE OF CLASS            NAME OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP          CLASS
------------------------  ------------------------  ------------------------------  ------------
Common Stock              Stanley H. Durwood                   152,750(1)(2)               *
                          Peter C. Brown                       599,000(2)                  3.1%
                          Philip M. Singleton                  463,600(2)                  2.4%
                          Richard T. Walsh                      29,550(2)                  *
                          Richard M. Fay                         2,405(2)                  *
                          William T. Grant, II                   1,500                     *
                          John P. Mascotte                       2,000                     *
                          Paul E. Vardeman                         300                     *
                          All Directors and
                          Executive Officers as a
                          group (14 persons,
                          including the
                          individuals named above)           1,306,873                     6.5%
Class B Stock             Stanley H. Durwood                 4,041,993(1)                100.0%

-------------------

    *Less than one percent.

    (1) See Note 1 under "Security Ownership of Certain Beneficial Owners and Management." Mr. Stanley H. Durwood beneficially owns 250 shares of the Company's Common Stock (including 100 shares owned by his wife, Mrs. Mary Pamela Durwood) and options that are presently exercisable to acquire 152,500 shares of the Company's Common Stock, over which he has sole voting and investment power, which constitute less than 1% of the outstanding shares of such class.

    (2) Includes shares subject to presently exercisable options to purchase Common Stock under the Company's 1983 and 1984 Stock Option Plans and the Incentive Plan, as follows: Mr. Stanley H. Durwood - 152,500 shares; Mr. Peter
C. Brown - 224,000 shares; Mr. Philip M. Singleton - 198,600 shares; Mr. Richard
T. Walsh - 29,500 shares; Mr. Richard M. Fay - 2,250 shares; and all Executive Officers as a group - 661,600 shares.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Executive Officers, Directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal 1998 its Executive Officers, Directors and greater-than-10% beneficial owners complied with all Section 16(a) filing requirements applicable to them except for Forms 4 for the month of August 1997 for Mr. Brian H. Durwood, Mr. Peter J. Durwood and Mrs. Elissa D. Grodin (greater-than-10% beneficial owners), who filed their Forms 4 approximately five days past the required due date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Since their formation and until August 15, 1997, the Company and AMC were members of an affiliated group of companies (the "DI affiliated group") beneficially owned by Mr. Stanley H. Durwood and members of his family. Prior to the August 15, 1997, Merger of the Company and DI referred to below, Mr. Stanley
H. Durwood was President, Treasurer and the sole Director of DI and Chairman of the Board, Chief Executive Officer and a Director of the Company and AMC. There have been transactions involving the Company or its subsidiaries and the DI affiliated group in prior years. The Company sought to ensure that all transactions with DI or related parties were fair, reasonable and in the best interests of the Company. In that regard, the Audit Committee of the Board of Directors of the Company reviewed all material proposed transactions between the Company and DI or related parties to determine that, in their best business judgment, such transactions met that standard. The Company believes that all transactions described below with DI or other related parties were on terms at lease as favorable to the Company as could have been obtained from an unaffiliated third party. The Audit Committee consists of Messrs. Egan, Grant and Mascotte, none of whom are or were officers or employees of the Company nor stockholders, directors, officers or employees of DI. Set forth below is a description of significant transactions which have occurred since April 4, 1997, or involve receivables that remain outstanding as of October 1, 1998.

THE MERGER

    GENERAL. Effective August 15, 1997, the Company completed the Merger with its majority stockholder, DI. In connection with the Merger, 2,641,951 shares of the Company's Common Stock and 11,157,000 shares of the Company's Class B Stock owned by DI were canceled and the Company issued 8,783,289 shares of its Common Stock and 5,015,657 shares of its Class B Stock to the DI stockholders. The Merger was accounted for as a corporate reorganization and the recorded balances for consolidated assets, liabilities, total stockholders' equity and results of operations were not affected.

    Mr. Stanley H. Durwood has agreed to indemnify the Company for all losses resulting from any breach by DI of the Merger Agreement or resulting from any liability of DI and for all taxes attributable to DI prior to the effective time of the Merger and all losses in connection therewith.

    Mr. Stanley H. Durwood and Delta Properties, Inc. ("Delta"), a former subsidiary of DI, have agreed, subject to certain limitations, to indemnify the Company for any of DI's Merger expenses which were not paid prior to the effective time of the Merger and for 50% of the Company's expenses in connection with the Merger. During fiscal 1998, Delta reimbursed the Company $1,000,000 for expenses related to the Merger.

    As promptly as practicable after March 31, 2000, the Company will pay Mr. Stanley H. Durwood an amount equal to any credit amounts which have not been used to offset various of his obligations to the Company under the Stock Agreement, the Indemnification Agreement and the Registration Agreement, as such terms are defined below. If such benefits are realized after such date, the related credit amounts will be paid to Mr. Stanley H. Durwood when they are realized. See "The Indemnification Agreement," "The Stock Agreement" and "The Registration Agreement; Secondary Offering".

    For a period for three years after the Merger, the Durwood Children have agreed to give an irrevocable proxy to the Secretary and each Assistant Secretary of the Company to vote their shares of Common Stock in the election of directors for each candidate in the same proportionate manner as the aggregate votes cast in such elections by other holders of Common Stock not affiliated with the Company, its directors and officers. See "The Stock Agreement."

    THE REGISTRATION AGREEMENT; SECONDARY OFFERING. As a condition to the Merger, the Company and the Durwood Family Stockholders entered into a registration agreement (the "Registration Agreement") pursuant to which the Durwood Family Stockholders agreed to sell at least 3,000,000 shares of Common Stock in a registered secondary offering, not more than twelve months and not less than six months after the Merger. A registered secondary offering of 3,300,000 shares was completed on August 11, 1998. The Company's expenses in the offering were approximately $698,356, which expenses have been reimbursed to the Company by Delta.

    THE INDEMNIFICATION AGREEMENT. In connection with the Merger, the Durwood Family Stockholders and Delta entered into an agreement (the "Indemnification Agreement") agreeing to indemnify the Company from certain losses and expenses. Pursuant to this agreement (i) Mr. Stanley H. Durwood agreed to indemnify the Company from losses resulting from any breach by DI of its representations, warranties and covenants in the Merger Agreement or based upon any liability of DI and for any taxes (or losses incurred by the Company in connection therewith) attributable to DI or its subsidiaries for taxable periods prior to the effective time of the Merger, (ii) each of the Durwood Family Stockholders agreed (severally and not jointly) to indemnify the Company for any losses which it might incur as a result of the breach by such party of certain tax related representations, warranties and covenants made by such party in the Stock Agreement and (iii) subject to certain conditions, Mr. Stanley H. Durwood and Delta agreed to indemnify the Company from and against all of DI's Merger expenses that were not paid prior to the effective time of the Merger and 50% of the Company's Merger expenses.

    Mr. Stanley H. Durwood's obligations to the Company under the Stock Agreement, Registration Agreement and Indemnification Agreement are subject to offset by certain credit amounts resulting from net tax benefits realized by the Company from the utilization by the Company of DI's alternative minimum tax credit carryforwards and Missouri operating loss carryforwards. Any credit amount not so applied will be paid to Mr. Stanley H. Durwood promptly after March 31, 2000. Any credit amount that arises after March 31, 2000, also will be paid promptly to Mr. Stanley H. Durwood. The maximum amount of credit amounts that could be paid by Mr. Durwood or could be used to offset his responsibilities to the Company is approximately $1,100,000, reduced by any amounts utilized on separate DI income tax returns for 1996 and the portion of 1997 prior to the effective time of the Merger.

    In connection with the Merger, the Company has agreed to indemnify the Durwood Children from losses resulting from any breach by the Company of any representation, warranty, covenant or agreement made by it in the Merger Agreement.

    The foregoing indemnification obligations generally will lapse on March 31, 2000.

    THE STOCK AGREEMENT. As a condition precedent to the Merger, the Durwood Family Stockholders entered into an agreement (the "Stock Agreement") which, for three years, limits the ability of the Durwood Children to deposit shares in a voting trust, solicit proxies, participate in election contests or make a proposal concerning an extraordinary transaction involving the Company. Under the Stock Agreement, the Durwood Children have also agreed, among other matters, for a period of three years, (i) to grant an irrevocable proxy to the Secretary and each Assistant Secretary of the Company to vote their shares of Common Stock for each candidate to the Company's Board of Directors in the same proportion as the aggregate votes cast by all other stockholders not affiliated with the Company, its directors or officers and (ii) that the Company will have a right of first refusal with respect to any such shares the Durwood children wish to sell in a transaction exempt from registration, except for shares sold in brokers' transactions.

OTHER MATTERS

    Pursuant to a program recommended by the Compensation Committee and approved by the Company's Board of Directors, the Company has loaned Mr. Peter C. Brown $5,625,000 to purchase 375,000 shares of the Company's Common Stock. Mr. Brown purchased such shares on August 11, 1998. Under such program the Company has also loaned Mr. Philip M. Singleton $3,765,000 to purchase 250,000 shares of the Company's Common Stock. Mr. Singleton purchased such shares from September 11 to September 15, 1998.

    Such loans are unsecured and bear interest at a rate at least equal to the applicable federal rate prescribed by Section 1274 (d) of the Code in effect on the date of such loan (5.57% per annum for the loans to Messrs. Brown and Singleton). Interest on these loans accrues and is added to principal annually on the anniversary date of such loan, and the full principal amount and all accrued interest is due and payable on the fifth anniversary of such loan. On October 1, 1998, the principal amount of the loan to Mr. Brown was $5,625,000 and the principal amount of the loan to Mr. Singleton was $2,953,982.30.

    The Company's Board of Directors has also approved a loan on the same terms described above to Mr. Stanley H. Durwood not to exceed $10,000,000 to purchase up to 500,000 shares of the Company's Common Stock. Because Mr. Durwood sold shares of Common Stock in a secondary offering on August 11, 1998, he does not anticipate purchasing any shares through the loan program until after February 12, 1999.

    Periodically, the Company and DI or Delta reconciled any amounts owed by one company to the other. Charges to the intercompany account have included payments made by the Company on behalf of DI or Delta. The largest balance owed by DI or Delta to the Company since the beginning of fiscal 1998 was $1,000,000 owed by Delta. As of October 1, 1998, Delta had reduced the intercompany account balance to zero.

    Ms. Marjorie D. Grant, a Vice President of AMC and the sister of Mr. Stanley
H. Durwood, has an employment agreement with the Company providing for an annual base salary of no less than $110,000, an automobile and, at the sole discretion of the Chief Executive Officer of the Company, a year-end bonus. Ms. Grant's current annual base salary is $110,000. During fiscal 1998, Ms. Grant received a bonus of $10,000 and a lump sum payment in lieu of an increase in annual base salary of $4,400. Ms. Grant's employment agreement, executed July 1, 1996, terminates on June 30, 1999, or upon her death or disability. The agreement provides that in the event Mr. Stanley H. Durwood fails to control the management of the Company by reason of its sale, merger or consolidation, or because of his death or disability, or for any other reason, then the

Company and Ms. Grant would each have the option to terminate the agreement. In such event, the Company would pay to Ms. Grant in cash a sum equal to the aggregate cash compensation, exclusive of bonus, to the end of the term of her employment under the agreement, after discounting such amount to its then present value using a discount rate equal to the prime rate of interest published in THE WALL STREET JOURNAL on the date of termination. The aggregate amount payable under the employment agreement, assuming termination by reason of a change of control and payment in a lump sum as of October 1, 1998, was approximately $79,734.

    Since July 1992, Mr. Jeffery W. Journagan, a son-in-law of Mr. Stanley H. Durwood, has been employed by a subsidiary of the Company. Mr. Journagan's current salary is approximately $82,540 and he received a bonus for fiscal 1998 of $1,127.

    During fiscal 1998, the Company retained Polsinelli, White, Vardeman & Shalton, P.C., to provide certain legal services to a subsidiary of the Company. Mr. Vardeman, who is a director of the Company, was a director, officer and shareholder of that firm until his retirement from such firm in November 1997.

    During fiscal 1998, the Company sold the real estate assets associated with 13 megaplexes to Entertainment Properties Trust ("EPT"), a real estate investment trust, for an aggregate purchase price of $283,800,000. The Company leased the real estate assets associated with the theatres from EPT pursuant to non-cancelable operating leases with terms ranging from 13 to 15 years at an initial lease rate of 10.5% with options to extend for up to an additional 20 years. The Company leases three additional theatres from EPT under the same terms as those included in the original sale and lease back transaction. Annual rentals for these three theatres are based on an estimated fair value of $77,500,000 for the theatres. The Company has granted an option to EPT to acquire a theatre under construction for the cost to the Company of developing and constructing such property. In addition, for a period of five years subsequent to November 1997, EPT will have a right of first refusal and first offer to purchase and lease back to the Company the real estate assets associated with any theatre and related entertainment property owned or ground-leased by the Company, exercisable upon the Company's intended disposition of such property. Mr. Peter C. Brown, Co-Chairman of the Board, President, Chief Financial Officer and a Director of the Company, is also the Chairman of the Board of Trustees of EPT.

    For a description of certain employment agreements between the Company and Messrs. Stanley H. Durwood, Peter C. Brown and Philip M. Singleton, see "Employment Contracts, Termination of Employment and Change in Control Arrangements."

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors recommends that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending April 1, 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders, and if present, will have the opportunity to make a statement if they wish, and are expected to be available to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING APRIL 1, 1999.

3. AMENDMENTS TO 1994 STOCK OPTION AND INCENTIVE PLAN
GENERAL

    The Board of Directors recommends that stockholders approve the Proposed Amendments (as such term is defined below) to the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan (as heretofore amended, the "Incentive Plan"). The holders of a majority (based on voting power) of the Company's outstanding shares of stock voted in person or by proxy at the Annual Meeting of Stockholders must approve the Proposed Amendments. For this purpose, abstentions and broker non-votes will not be counted in determining whether the Proposed Amendments are approved.

    The Company's Executive Officers and Directors, other than Messrs. Charles
J. Egan, Jr., Paul E. Vardeman, William T. Grant, II and John P. Mascotte, are eligible to participate in the Incentive Plan and certain of them are expected to receive Awards if the Proposed Amendments are approved. Therefore, such Executive Officers and Directors may be deemed to have an interest in the Proposed Amendments.

    The Proposed Amendments, certain information about proposed awards and a summary of the Incentive Plan, after giving effect to the Proposed Amendments, are set forth below.

THE PROPOSED AMENDMENTS

    At the request of the Compensation Committee (the "Committee") of the Board of Directors, the Board of Directors has approved the amendment (the "Proposed Amendments") of Section 5.1 of the Incentive Plan to increase the number of stock options which an employee may receive during any 12 month period from 65,000 to 150,000 and to increase the number of stock options which an employee may receive during the term of the Incentive Plan from 325,000 to 425,000. The Proposed Amendments are being submitted to stockholders for their approval to comply under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Proposed Amendments are approved, Section 5.1 of the Plan would provide in its entirety as follows:

        "5.1    The Company hereby reserves 1,000,000 Shares, for issuance in connection with Awards under the Plan, subject to adjustment under Section
    20. During the Plan no Grantee may receive Options to acquire more than 425,000 Shares, Stock Awards entitling the Grantee to receive more than 150,000 Shares or cash awards aggregating more than $2.5 million under Performance Units. During any 12 month period no Grantee may receive Options to acquire more than 150,000 Shares or Performance Units for cash awards aggregating more than $800,000. No Grantee may receive a Stock Award or Awards entitling the Grantee to receive free of conditions more than 30,000 Shares with respect to any 12 month period, but determined on an annualized basis so that more than 30,000 Shares may be received at one time free of conditions with respect to a performance period exceeding 12 months in duration."

PROPOSED AWARDS

    If the Proposed Amendments are approved, the Committee intends promptly following the Annual Meeting to grant Messrs. Stanley H. Durwood, Peter C. Brown and Philip M. Singleton that number of options to acquire Company Common Stock shown in the table set forth below. Because each of such officers has already been granted the maximum number of options during fiscal 1999, to date, currently permitted under the Incentive Plan, the proposed option grants may not be made until fiscal 2000 unless the Proposed Amendments are approved. If the Proposed Amendments are not approved, the Committee intends to grant as many of the options proposed to be granted to such persons as soon as it may do so under the Incentive Plan. The options will be "Non-Qualified Stock Options", as defined below, will be fully vested when granted and will have ten year terms. The exercise price will be the closing price of the Company's Common Stock on the American Stock Exchange on the date of grant. The table also shows the potential realizable value of the options at assumed annual rates of stock appreciation for the terms of the options, assuming a grant price of $12.93, which was the closing price of the Company's Common Stock on the American Stock Exchange on October 1, 1998.

                                                                       POTENTIAL REALIZABLE
                                                                         VALUE AT ASSUMED
                                                       NUMBER             ANNUAL RATES OF
                                                    OF SECURITIES    STOCK PRICE APPRECIATION
                                                     UNDERLYING           FOR OPTION TERM
                                                    OPTIONS/SARS     -------------------------
                                                  TO BE GRANTED (#)    5% ($)        10% $
                                                  -----------------  -----------  ------------
Stanley H. Durwood                                       85,000       $ 692,401    $1,747,489
Peter C. Brown                                           60,000         488,754     1,233,522
Philip M. Singleton                                      35,000         285,106       719,554

DESCRIPTION OF THE INCENTIVE PLAN (AFTER GIVING EFFECT TO THE PROPOSED
AMENDMENTS)
GENERAL

    The Incentive Plan permits three basic types of awards ("Awards"): (i) grants of stock options which are either incentive stock options ("ISOs") as defined by Section 422 of the Code, or non-ISOs ("Non-Qualified Stock Options"),
(ii) grants of stock awards ("Stock Awards"), which may be either performance stock awards ("Performance Stock Awards") or restricted stock awards ("Restricted Stock Awards"), and (iii) performance unit awards ("Performance Units").

    Under the Incentive Plan, the Committee is authorized to grant ISOs, Non-Qualified Stock Options and Stock Awards entitling recipients to receive up to an aggregate of 1,000,000 shares of the Company's 66 2/3 CENTS par value Common Stock, in accordance with the Incentive Plan, without further authorization from the stockholders. The Committee is also authorized to make awards of Performance Units, which are payable only in cash and are valued by reference to designated criteria, other than shares of Common Stock, which may be established by the Committee. Under the Incentive Plan as modified by the Proposed Amendments, no grantee may receive during the term of the Incentive Plan options to acquire more than 425,000 shares of Common Stock, Stock Awards entitling the grantee to receive more than 150,000 shares of Common Stock or Performance Units for cash Awards aggregating more than $2.5 million, and during any 12 month period, no grantee may receive options to acquire more than 150,000 shares of Common Stock or Performance Units for cash Awards aggregating more than $800,000. No grantee may receive a Stock Award or Awards entitling the grantee to receive free of conditions more than 30,000 shares of Common Stock with respect to any 12 month period, but determined on an annualized basis so that more than 30,000 shares may be received at one time free of conditions with respect to performance periods exceeding 12 months' duration.

    Stock Awards and Performance Unit Awards made to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") generally will be based on the attainment during a performance period of 12 months' duration or more of one or more performance goals as established by the Committee not later than 90 days after the start of each performance period with respect to which such an Award is made. The Committee must certify that the performance goals have been achieved before payment of any such Award. Performance goals established by the Committee shall be based upon, as the Committee deems appropriate, one or more of the business criteria described in the Incentive Plan as heretofore approved by stockholders. The Proposed Amendments do not change such business criteria.

ELIGIBILITY

    Under the Incentive Plan, the Committee may make Awards to corporate or field executives, or senior managers and other managers, including field and theatre managers, of the Company and its subsidiaries. All Executive Officers and other officers of the Company are considered employees for this purpose whether or not they are also directors. Directors who are not also employees, however, are not eligible for Awards under the Incentive Plan. Presently there are approximately 60 officers (including three directors) and approximately 350 other employees of the Company and its subsidiaries eligible to participate in the Incentive Plan.

PRIOR OUTSTANDING AWARDS UNDER INCENTIVE PLAN

    The following table provides certain information concerning Non-Qualified Stock Options awarded to date under the Incentive Plan to (i) each of the persons identified in the Summary Compensation Table, (ii) all current executive officers of the Company as a group, (iii) all current directors and nominees for director who are not executive officers, as a group, (iv) all current employees, including officers who are not executive officers, as a group, and (v) associates of directors, executive officers and nominees for director, as a group. No shares have been issued or amounts paid under Performance Share Awards or Performance Unit Awards made under the Incentive Plan and no Performance Share Awards or Performance Unit Awards are presently outstanding.

                                                                    POTENTIAL REALIZABLE
                                                                      VALUE AT ASSUMED
                                                                   ANNUAL RATES OF STOCK
                            NUMBER OF                              PRICE APPRECIATION FOR
                           SECURITIES                                   OPTION TERM         VALUE OF
                           UNDERLYING     EXERCISE OR               (FROM DATE OF GRANT)   UNEXERCISED
                         OPTIONS/SARS(1)  BASE PRICE   EXPIRATION  ----------------------    OPTIONS
NAME                       GRANTED(#)         ($)         DATE       5%($)       10%($)    AT 10/01/98
-----------------------  ---------------  -----------  ----------  ----------  ----------  -----------
Stanley H. Durwood.....        22,500      $  11.750    03/29/05   $  166,556  $  420,356   $  26,550
                               42,500         24.500    04/03/06      655,987   1,655,587      --
                               22,500         26.375    05/16/06      373,860     943,560      --
                               65,000         19.125    05/15/08      783,168   1,976,568      --
Peter C. Brown.........         4,500         11.750    03/29/05       33,311      84,071       5,310
                                4,500         26.375    05/16/06       74,772     188,712      --
                               65,000         19.125    05/15/08      783,168   1,976,568      --
Philip M. Singleton....         4,500         11.750    03/29/05       33,311      84,071       5,310
                                4,500         26.375    05/16/06       74,772     188,712      --
                               65,000         19.125    05/29/08      783,168   1,976,568      --
Richard T. Walsh.......         2,250         14.500    06/28/05       20,554      51,874      --
                                2,250         26.375    05/16/06       37,387      94,357      --
Richard M. Fay.........         2,250         18.500    11/08/06       26,223      66,183      --
All current executive
 officers, as a
 group.................        31,500         11.750    03/29/05      233,178     588,499      37,170
                                9,750         14.500    06/28/05       89,066     224,786      --
                                4,500         18.500    11/08/06       52,447     132,367      --
                              195,000         19.125   05/15-29/08  2,349,506   5,929,706      --
                               42,500         24.500    04/03/06      655,987   1,655,587      --
                               41,250         26.375    05/16/06      685,420   1,729,870      --
Current directors and
 nominees for director
 who are not executive
 officers, as a
 group.................             0         --           --          --          --          --
All current employees
 who are not executive
 officers, as a
 group.................         7,500         14.500    06/28/05       68,513     172,913      --
                                6,000         18.500    11/08/06       69,930     176,490      --
                                1,500         20.750    08/01/07       19,608      49,488      --
                                  750         22.130    06/16/09       10,456      26,390      --
                                7,500         26.375    05/16/06      124,622     314,522      --

                                                                    POTENTIAL REALIZABLE
                                                                      VALUE AT ASSUMED
                                                                   ANNUAL RATES OF STOCK
                            NUMBER OF                              PRICE APPRECIATION FOR
                           SECURITIES                                   OPTION TERM         VALUE OF
                           UNDERLYING     EXERCISE OR               (FROM DATE OF GRANT)   UNEXERCISED
                         OPTIONS/SARS(1)  BASE PRICE   EXPIRATION  ----------------------    OPTIONS
NAME                       GRANTED(#)         ($)         DATE       5%($)       10%($)    AT 10/01/98
-----------------------  ---------------  -----------  ----------  ----------  ----------  -----------
Associates of
 directors, executive
 officers or nominees
 for director, as a
 group.................             0         --           --          --          --          --

-------------------

    (1)Each of the options granted in calendar 1995, 1996 and 1997 was a Non-Qualified Stock Option and vested over a two year period. The options granted in calendar 1998 to date were fully vested at the date of grant.

ADMINISTRATION

    The Incentive Plan is administered by the Committee. No member of the Committee is eligible to receive an Award under the Incentive Plan. The Committee has the sole, final and conclusive power to administer, construe, and interpret the Incentive Plan and to make rules to implement the provisions thereof.

TYPES OF AWARDS UNDER THE INCENTIVE PLAN

    STOCK OPTIONS. A stock option, which can be either an ISO or a Non-Qualified Stock Option, is the right to purchase shares of the Company's Common Stock at a set price for a period of time in the future. Under the Incentive Plan, the purchase price of shares subject to any option must be at least 100% of their fair market value on the date of grant. "Fair market value" is defined in the Incentive Plan generally as the closing sales price of the Company's Common Stock on the date the option is granted. As defined under the Incentive Plan, the fair market value of a share of Common Stock on October 1, 1998, was $12.93.

    The maximum period for exercise (i.e., term) of an ISO, with the exception of any ISOs granted to a person owning stock that possesses more than 10% of the voting power of the Company, is ten years from the date of grant. With regard to ISOs granted to persons owning more than 10% of the voting power of the Company, the minimum purchase price of shares is 110% of their fair market value on the date of grant and the maximum term is five years. The term of Non-Qualified Stock Options is left to the Committee's discretion.

    The Committee can fix a shorter term for an ISO and can impose such other terms and conditions on the grant of options as it chooses, consistent with the Incentive Plan and with applicable laws and regulations which, with respect to ISOs, limit the size of individual grants. Pursuant to federal tax law and regulations in effect as of the date of this proxy statement, the aggregate fair market value of the stock for which an employee's ISOs granted after 1986 becomes exercisable for the first time during any calendar year is limited to $100,000. To the extent that such value exceeds this amount, options are treated as Non-Qualified Stock Options.

    Unless otherwise determined by the Committee or permitted by the Incentive Plan, no option may be exercised until the expiration of six months following the date of its grant.

    STOCK AWARDS. A Stock Award is the grant of a right to receive shares of Common Stock of the Company at a future date without the payment of cash, but conditioned upon the observance or fulfillment of stated conditions. A Stock Award may be either a "Performance Stock Award", under which the receipt of shares will be conditioned upon the attainment of performance goals by the Company, a subsidiary or a division during a performance period, or a "Restricted Stock Award", under which the receipt of shares is conditioned on the continued employment of the grantee or such other conditions as the Committee may impose, or both. Under the Incentive Plan, subject to provisions permitting acceleration, the receipt of shares by Executive Officers under Stock Awards must be conditioned upon the attainment of one or more performance goals over a performance period of 12 months' duration or longer. Unless otherwise determined by the Committee and subject to the terms of the Incentive Plan, no shares may be issued under Restricted Stock Awards unless the grantee remains employed by the Company or a subsidiary for a period of one year after the date of grant.

    PERFORMANCE UNITS. A Performance Unit is an award payable only in cash and valued by reference to designated criteria, other than Common Stock, which will be established by the Committee. Subject to provisions of the Incentive Plan permitting acceleration, Performance Units granted to Executive Officers must be conditioned on the attainment of one or more performance goals during a performance period of 12 months' duration or longer.

VESTING PROVISIONS; ACCELERATION

    The Committee may permit the accelerated exercise of stock options and the lapse or waiver of restrictions and performance goals on Stock Awards and Performance Units in the event certain extraordinary transactions occur, such as a merger or liquidation of the Company, a change in control of the Company or termination of a grantee's employment following a change in control. Similar provisions apply in the case of death, disability, retirement or other terminations. In addition, the Committee may permit all outstanding options held by a grantee to vest upon any termination of employment.

SHARES SUBJECT TO ADJUSTMENT UNDER THE INCENTIVE PLAN

    All shares available under the Incentive Plan are subject to adjustments to be made by the Committee for such events as a merger, recapitalization, stock dividend, stock split or other similar change which could affect the number of or kind of outstanding shares of Common Stock. In such events, the Committee also may make adjustments in the number and kind of shares subject to outstanding options and Stock Awards and in the option price. Unpurchased shares subject to an option that lapses or terminates without exercise, shares subject to Stock Awards that are never issued because the conditions of the Award are not fulfilled and shares related to Awards which are settled in cash in lieu of shares, are available for future awards. Shares withheld by the Company pursuant to a withholding tax election, as described below under "Withholding Taxes", and shares used to pay for the purchase price of options, shall be deemed issued under the Incentive Plan.

EXERCISE OF RIGHTS UNDER AWARDS GRANTED

    A person who exercises an option generally must pay the full purchase price of the shares purchased in the form of cash, certified or bank cashier's check or money order or shares of

Company Common Stock or a combination thereof having equivalent value. However, with the Committee's approval, a grantee may pay the exercise price by delivering a promissory note to the Company.

WITHHOLDING TAXES

    In lieu of requiring a grantee to pay amounts sufficient to satisfy the Company's withholding obligation attributable to an Award, the Committee may permit grantees to have shares otherwise issuable under an Award withheld. Any such election must be approved by the Committee.

TRANSFERABILITY

    Unless approved by the Committee, no rights under any Award are transferable except by will or by the laws of descent and distribution or a qualified domestic relations order and the benefits of any Award may only be exercised and received personally by the grantee during his or her lifetime or by a guardian or legal representative or other permitted successor.

DURATION OF AND CHANGES TO THE PLAN

    The Incentive Plan will remain in effect until all Awards have been exercised or satisfied in accordance with their terms but no Award may be made under the Incentive Plan after the earlier of the date of the first stockholders' meeting in 1999 or December 31, 1999. The Incentive Plan may be terminated, suspended or modified at any time by the Company's Board of Directors; however, changes to the Incentive Plan which require stockholder approval under Section 162(m) of the Code will not be made without such approval.

    The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid Award, whether earned or unearned, including Awards earned but not yet paid, and/or substitute another Award of the same or different type, to the extent it deems appropriate; provided, that any amendment to (but not termination of) an outstanding Award which, in the Committee's opinion, is materially adverse to the grantee, or any amendment or termination which, in the opinion of the Committee, may subject the grantee to liability under Section 16 of the Exchange Act, shall require the grantee's consent.

FEDERAL INCOME TAX CONSEQUENCES OF THE INCENTIVE PLAN

    Under the Code and Treasury regulations, as now in effect, the principal federal income tax consequences of Awards under the Incentive Plan in the normal operation thereof are as summarized below.

    INCENTIVE STOCK OPTIONS ("ISOS"). ISOs under the Incentive Plan are intended to meet the requirements of Section 422 of the Code. No tax consequences result from the grant of the option. If an option holder acquires stock upon the exercise of an ISO, no income will be recognized by the option holder for regular income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and the Company will be allowed no deduction as a result of such exercise if the following conditions are met: (a) at all times during the period beginning with the date of the granting of the ISO and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or of a subsidiary; and (b) the option holder makes no disposition of the acquired stock within two years from the date the

ISO is granted nor within one year after the stock is transferred to the option holder. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for stock ordinarily will be treated as long-term capital gain, and any loss ordinarily will be treated as long-term capital loss, in the year of the sale.

    If the option holder fails to comply with the employment or holding period requirements discussed above, the option will not be treated as an ISO and the holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the exercise price. If the option holder is treated as having received ordinary income because of his failure to comply with either condition above, an equivalent deduction will be allowed to the Company in the same year.

    NON-QUALIFIED STOCK OPTIONS. No tax consequences result from the grant of a Non-Qualified Stock Option under the Incentive Plan. An option holder who exercises a Non-Qualified Stock Option with cash will generally realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount. The option holder's tax basis in such shares will be the fair market value on the date of exercise, and when the holder disposes of the shares, he will generally recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

    STOCK AWARDS. Stock Awards granted under the Incentive Plan and paid in Common Stock will constitute ordinary income to the recipient, and a deductible expense to the Company, in the year paid, if the stock is not subject to forfeiture restrictions, or in the year in which any such restrictions lapse, unless the participant elects to recognize income in the year the award is made by making a timely election under Section 83(b) of the Code. Unless a Section 83(b) election is made, the amount of the grantee's taxable income and the Company's corresponding deduction in connection with a Stock Award that is restricted will be equal to the fair market value of the stock on the date the restrictions lapse.

    PERFORMANCE UNITS. The award of a Performance Unit under the Incentive Plan will not result in tax consequences to the Company or the grantee. Upon payment of amounts under the award, the grantee will realize compensation taxable as income in an amount equal to the cash received and the Company will be entitled to a deduction in the same amount.

    PAYMENTS CONTINGENT ON CHANGE IN CONTROL. Grantees might under certain circumstances be deemed to have received "parachute payments" within the meaning of Section 280G of the Code to the extent that stock options become immediately exercisable (or restrictions on Stock Awards or Performance Units lapse) as a result of a change in the ownership or control of the Company, or in connection with options or awards granted within one year preceding such a change. In general, if the present value of all payments to a grantee constituting "parachute payments" equals or exceeds three times the grantee's "base amount" (annualized compensation over a five-year period), the grantee will be subject to a 20% excise tax on the excess of the "parachute payments" over the grantee's "base amount", and the Company will be denied any deduction for such excess. "Parachute payments" and "excess parachute payments" do not include certain payments that are established by clear and convincing evidence to be "reasonable compensation" to the grantee for services rendered on or after the change.

    LIMITATION ON DEDUCTIBILITY. Under Section 162 of the Code, publicly-held companies such as the Company may not deduct compensation paid to certain Executive Officers to the extent that an executive's compensation exceeds $1,000,000 in any one year. Regulations under Section 162(m) of the Code provide an exception for "performance based" compensation, including stock options granted under a stock option plan that has been previously approved by stockholders, provided that such options are not issued below the fair market value of the stock on the date of the grant. Compensation other than stock options, however, must meet other requirements in order to qualify as tax deductible "performance based" compensation. The Company generally attempts to comply with those provisions of the Code, as construed by the regulations thereunder, relating to performance goals so that compensation received by affected Executive Officers under the Incentive Plan can qualify as "performance based." However, under certain circumstances it may not be possible or practicable or in the Company's best interests for compensation under the Incentive Plan to qualify under Section 162(m) of the Code, and the Committee makes no representation that Awards will so qualify. The Committee anticipates that in most instances treatment under Section 162(m) of the Code will not be an issue because generally no Executive Officer's compensation will exceed $1,000,000 in any one year.

    The foregoing is only a general summary of the principal tax consequences to the Company and the grantee from the grant of Awards and the exercise of options under the Incentive Plan. The foregoing discussion is neither intended nor offered as a complete summary or as a legal interpretation, and it does not address any consequences other than federal income tax consequences.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENTS TO THE AMC ENTERTAINMENT INC. 1994 STOCK OPTION AND INCENTIVE PLAN.

4. OTHER MATTERS TO COME BEFORE THE MEETING

    No other matters are intended to be brought before the meeting by the Company nor does the Company know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matters.

    Stockholders who wish to present proposals for action at the Annual Meeting of Stockholders to be held in 1999 should submit their proposals to the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Company no later than June 22, 1999, for consideration for inclusion in the next year's Proxy Statement and proxy. In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the Annual Meeting by stockholders, unless the Company receives written notice at such address of such matters on or before September 5, 1999.

                                    By order of the Board of Directors

                                                    [SIGNATURE]

                                    Nancy L. Gallagher
                                    Vice President and Secretary

REQUESTS FOR ANNUAL REPORT

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL 1998 WILL BE SENT TO STOCKHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS SHOULD BE MADE TO THE DIRECTOR OF INVESTOR RELATIONS, AMC ENTERTAINMENT INC., P.O. BOX 419615, KANSAS CITY, MISSOURI 64141-6615.

                                                                        APPENDIX

                             AMC ENTERTAINMENT INC.
                1994 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED
                (AFTER GIVING EFFECT TO THE PROPOSED AMENDMENTS)

1. PURPOSE

    The AMC Entertainment Inc. 1994 Stock Option and Incentive Plan is intended to incorporate stock-based and results-oriented awards into the ongoing compensation packages of executives and managers and to thereby increase the alignment of the interests of such persons and stockholders. The Plan is intended to foster in participants a strong incentive to exert maximum effort for the continued success and growth of the Company and its Subsidiaries and the enhancement of stockholders' interests, to aid in retaining individuals who exert such efforts and to assist in attracting the best available individuals in the future.

2. DEFINITIONS

    When used herein, the following terms shall have the meaning set forth below:

    2.1 "AMC" means American Multi-Cinema, Inc., a wholly-owned subsidiary of the Company.

    2.2  "AWARD" means an Option, a Stock Award or a Performance Unit.

    2.3  "BOARD" means the Board of Directors of the Company.

    2.4 A"CHANGE OF CONTROL EVENT" shall be deemed to have occurred at the first time that (a) a majority of the Board of Directors of the Company, over a two-year period, is replaced from the directors who constituted the Board of Directors of the Company at the beginning of such period, which replacement shall not have been approved by the Board of Directors of the Company (or replacement directors approved by the Board of Directors of the Company), as constituted at the beginning of such period, or (b) a person or entity or group of persons or entities acting in concert as a partnership or other group (other than the DI affiliates, any Subsidiary, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic reinvestment plan or any substantially similar plan of the Company or any Subsidiary or any person holding securities of the Company for or pursuant to the terms of any such employee benefit plan) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of Directors.

    2.5 "CODE" means the Internal Revenue Code of 1986 as amended from time to time.

    2.6 "COMMITTEE" means the Board's Compensation Committee, or such other committee of Directors as may be designated by the Board, authorized to administer this Plan. The Committee shall consist of not fewer than two (2) Directors and shall be constituted so as to permit the Plan to comply with Rule 16b-3 or any successor provision of similar import.

    2.7 "COMMON STOCK" means the Company's Common Stock, par value 66 2/3 CENTS per share.

    2.8 "COMPANY" means AMC Entertainment Inc., a corporation organized and existing under the laws of the State of Delaware, or such Company by whatever name it may at the time have.

    2.9 "DI AFFILIATES" means (a) Mr. Stanley H. Durwood, his spouse and any of his lineal descendants and their respective spouses (collectively the Durwood Family), (b) any controlled affiliate of any member of the Durwood Family and
(c) any trust for the benefit of one or more members of the Durwood Family (whether or not any member of the Durwood Family is a trustee of such trust) or one or more charitable organizations.

    2.10  "DIRECTOR" means a member of the Board.

    2.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

    2.12 "FAIR MARKET VALUE" means with respect to the Company's Shares the closing sales price of the Shares, as reported on the American Stock Exchange, or, if not so reported, on the NASDAQ/National Market System, or, if not so reported, the closing sales price as reported by any other appropriate reporting system of general circulation, on the date for which the value is to be determined, or if there is no closing sales price on such date, then on the last day for which transactions in Shares were so reported prior to the date on which the value is to be determined.

    2.13  "GRANTEE" means a person to whom an Award is made.

    2.14 "INCENTIVE STOCK OPTION" or "ISO" means an Option awarded under the Plan which meets the terms and conditions established by Code Section 422 and applicable regulations thereunder for such an Option.

    2.15 "NON-QUALIFIED STOCK OPTION"or "NQSO" means an Option awarded under the Plan which by its terms and conditions is not an ISO.

    2.16 "Option" means the right to purchase, at a price, for a term, under conditions, and for cash or other considerations (which may include a note from the Grantee) fixed by the Committee in accordance with such restrictions as the Plan and the Committee impose, a number of Shares specified by the Committee (subject to limitations imposed by this Plan). An Option can be either an ISO or NQSO or a combination thereof.

    2.17  "PLAN" means the Company's 1994 Stock Option and Incentive Plan.

    2.18 "PERFORMANCE UNIT" means an Award payable only in cash and valued by reference to designated criteria (other than Shares) established by the Committee.

    2.19 "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

    2.20 "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

    2.21 "SHARES" means shares of the Company's Common Stock or if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

    2.22 "STOCK AWARD" means the grant of a right to receive, at a time or times fixed by the Committee in accordance with the Plan and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee. A Stock Award may be either a "Performance Stock Award", under which the receipt of Shares, subject to provisions of the Plan permitting acceleration, will be conditioned on the attainment by the Company or a Subsidiary or a division during a performance period of performance goals established by the Committee, or a "Restricted Stock Award", under which the receipt of Shares, subject to provisions of the Plan permitting acceleration, is conditioned on the continued employment of the Grantee or such other conditions as the Committee may impose, or both.

    2.23 "SUBSIDIARY" means any business, including AMC, whether or not incorporated, in which the Company, at the time an Award is granted or in other cases at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

    2.24 "SUCCESSOR" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option, to receive Shares issuable in satisfaction of a Stock Award or to receive other amounts payable under an Award, by bequest or inheritance or by reason of the death of the Grantee or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder, and other transferees approved in advance by the Committee.

    2.25 "TAX DATE" means the date on which the amount of tax to be withheld with respect to an Option or Stock Award is determined.

    2.26 "TERM" means the period during which a particular Option may be exercised or the period during which the conditions and/or restrictions placed on an Award are in effect.

3. ADMINISTRATION OF THE PLAN

    3.1  The Plan shall be administered by the Committee.

    3.2 The Committee shall have plenary authority, subject to provisions of the Plan, to: (a) determine when and to whom Awards shall be granted; (b) determine the form of each Award, its Term, the amount of the Award or the number of Shares covered by it, if any, the participation by a Grantee in other plans, and any other terms or conditions of each such Award, including the time and conditions of exercise or vesting; (c) determine whether Awards will be granted singly or in combination or tandem; (d) determine the performance goals, if any, that will be applicable to the Award and eliminate or reduce an Award otherwise payable that is based on performance goals; (e) accelerate the vesting, exercise, or payment of an Award when such action(s) would be in the best interests of the Company; and (f) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. The Committee also shall have the authority to grant Awards in replacement of Awards previously granted under the Plan or any other plan of the Company or a Subsidiary. The Committee's actions in making Awards and fixing their size, Term, and other terms and conditions shall be final and conclusive on all persons.

    3.3 The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing (and amending) such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon all Grantees, all Successors, and any other person, whether that person is claiming under or through any Grantee or otherwise.

    3.4 The Committee may designate one of its members as Chairman. It shall hold its meetings at such times and places as it may determine. All determinations of the Committee shall be made by a majority of its members. Any determination reduced to writing and signed by all members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may make such rules and regulations for the conduct of its business as it shall deem advisable.

    3.5 The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may establish performance goals and select and grant Awards to Grantees who are subject to Section 16 of the Exchange Act.

    3.6 Service on the Committee shall constitute service as a Director, so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors pursuant to its Bylaws and to any agreements between the Company and its Directors providing for indemnification.

    3.7 The Committee shall regularly inform the Board as to its actions with respect to all Awards under the Plan and the terms and conditions of such Awards in a manner, at such times, and in such form as the Board may reasonably request.

4. ELIGIBILITY

    Awards may be made under the Plan to employees who are corporate or field executives or senior managers, including executive officers of the Company and its Subsidiaries, and other managers, including field and theatre managers. Officers shall be employees for this purpose, whether or not they also are Directors. A Director who is not an employee shall not be eligible to receive an Award. Awards may be made to eligible employees whether or not they have received prior Awards under the Plan or under any previously adopted plan, and whether or not they are participants in other benefit plans of the Company, AMC or any other Subsidiary.

5. SHARES SUBJECT TO PLAN; LIMITATIONS

    5.1 The Company hereby reserves 1,000,000 Shares for issuance in connection with Awards under the Plan, subject to adjustment under Section 20. During the Plan no Grantee may receive Options to acquire more than 425,000 Shares, Stock Awards entitling the Grantee to receive more than 150,000 Shares or cash awards aggregating more than $2.5 million under Performance Units. During any 12 month period no Grantee may receive Options to acquire more than 150,000 Shares or Performance Units for cash awards aggregating more than $800,000. No Grantee may receive a Stock Award or Awards entitling the Grantee to receive free of conditions more than 30,000 Shares with respect to any 12 month period, but determined on an annualized basis so that more than 30,000 Shares may be received at one time free of conditions with respect to a performance period exceeding 12 months in duration.

    5.2 Any Shares related to Awards which (a) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, or
(b) are settled in cash in lieu of Shares, shall be available again for grant under the Plan, provided the Participant received no other benefits of ownership of such Award other than voting rights, if any. Notwithstanding the foregoing, no Shares which are used by a Participant for the full or partial payment to the Company of the purchase price of Shares upon exercise of an Option, or for any withholding taxes due as a result of such exercise, may become available for Awards under the Plan. The Shares available for issuance under the Plan may be authorized and unissued shares or treasury shares.

6. GRANTING OF OPTIONS

    6.1 Subject to the terms of the Plan, the Committee may from time to time grant Options to persons eligible under Section 4 above and shall designate such Options as ISOs or NQSOs.

    6.2 Pursuant to Code Section 422 and applicable regulations, an Option shall not be deemed to be an ISO to the extent that the aggregate Fair Market Value, as determined on the date or dates of grant, of Shares with respect to which such ISO is exercisable for the first time by any individual during any calendar year (under all stock option incentive plans of the Company or a Subsidiary) exceeds $100,000. ISOs which first become exercisable during a calendar year shall be taken into account in the order granted. Options that exceed the $100,000 limit shall be treated as NQSOs.

    6.3 The purchase price of each Share subject to Option shall be fixed by the Committee, provided the purchase price for Shares subject to an Option shall not be less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

    6.4 Notwithstanding Section 6.3 above, pursuant to Code Section 422 and applicable regulations, the minimum purchase price of an ISO shall be 110% of the Fair Market Value of the Shares on the date the ISO is granted with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company's outstanding Shares.

    6.5 Each Option shall expire and all rights to purchase Shares thereunder shall cease on the date fixed by the Committee.

    6.6 Notwithstanding Section 6.5 above, pursuant to Code Section 422 and applicable regulations, an ISO shall expire and all rights to purchase Shares thereunder shall cease no later than the fifth anniversary of the date on which the ISO was granted with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company, and no later than the tenth anniversary of the date on which the ISO was granted with respect to other Grantees.

    6.7 No Option shall become exercisable prior to the expiration of six months after the date of its grant, unless otherwise determined by the Committee or permitted by the Plan, and, subject to the limitations in the Plan, each Option shall be exercisable for the number of Shares fixed by the Committee.

7. STOCK AWARDS

    7.1 The Committee may grant eligible employees Stock Awards which shall entitle Grantees to receive Shares in the future for no cash consideration and which may be subject to such terms, conditions and restrictions, if any, as the Committee may deem appropriate, including, without limitation, satisfaction of performance goals, restrictions on transferability and continued employment.

    7.2 Subject to provisions of the Plan permitting acceleration, the receipt of Shares under Stock Awards granted to persons subject to Section 16 of the Exchange Act will be conditioned on the attainment during a performance period of performance goals established by the Committee based on criterion described in Section 9.

    7.3 At the time of grant of a Stock Award, the Grantee shall receive written evidence of the Award in such form as may be approved by the Committee but shall not be entitled to issuance or delivery of a stock certificate evidencing the Shares covered by the Award until the Committee certifies that performance goals have been met and the lapse of any restrictions that may have been imposed pursuant to the Award. Upon the attainment of such goals and the lapse of any restrictions, a certificate or certificates representing the number of Shares covered by the Award, free and clear of all restrictions, shall be issued and registered in the name of, and delivered to, the Grantee.

    7.4 Unless otherwise determined by the Committee or provided in the Plan, no Shares may be issued under Restricted Stock Awards unless the Grantee remains employed by the Company or a Subsidiary for one year after the date of the Award.

8. PERFORMANCE UNITS

    8.1 The Committee may grant Awards in the form of Performance Units.

    8.2 Amounts payable under a Performance Unit may be payable at a specified date or dates or upon attaining performance conditions. Subject to provisions of the Plan permitting acceleration, a Performance Unit granted to persons subject to Section 16 of the Exchange Act will be conditioned on the attainment during a performance period of performance goals established by the Committee based on criteria described in Section 9.

9. PERFORMANCE GOALS

    Performance Stock and Performance Unit Awards made to persons subject to
Section 16 of the Exchange Act shall be based on performance goals established by the Committee not later than 90 days after the start of a performance period of 12 months duration or longer with respect to which such an Award is made. The Committee may not increase the compensation payable under an Award that is otherwise due upon attainment of a performance goal. The Committee shall certify that the performance goals have been achieved before payment of any such Award. Performance goals established by the Committee shall be based upon, as the Committee deems appropriate, one or more of the following business criteria: (i) Company or Subsidiary EBITDA (earnings before interest, taxes, depreciation and amortization); (ii) Company or Subsidiary earnings or earnings per Share; (iii) public market prices of Shares; (iv) division operating income, or "DOI" (operating income less general and administrative expenses and extraordinary expenses); (v) division level EBITDA (DOI less national film, home office and international general and administrative expenses plus capitalized lease adjustments; (vi) private market value of Shares on a fully-diluted basis (assuming full exercise of all outstanding shares of preferred stock, Class B stock, options and other rights to acquire Shares), based on a constant multiple of theatre level EBITDA (Company EBITDA less National Cinema Network, Inc. EBITDA), plus the book value of National Cinema Network, Inc., cash, cash equivalents and investments and investments in other long-term assets, less corporate borrowings, capitalized lease obligations and the carrying value of minority interests in other long-term liabilities; (vii) return to stockholders, measured by increases in the market value of an investment in Shares, assuming reinvestment of dividends received; and (viii) return on assets within a participant's span of responsibility; and the Committee may, in its discretion, determine whether an Award will be paid under any one or more of such business criteria. In setting performance goals, such criteria may be measured against one or more of the following: (i) the prior year or years' performance of the Company, a Subsidiary, or a division or other operations-based unit or span of a participant's responsibility; (ii) the performance of a broad-based group of stock such as, but not limited to, the Standard and Poor's 500 Index; and (iii) the performance of a peer group of two or more companies. Such performance goals may be (but need not be) different for each performance period. The Committee may set different (or the same) goals for different Grantees and for different Awards, and performance goals may include standards for minimum attainment, target attainment, and maximum attainment. In all cases, however, performance goals shall include a minimum performance standard below which no part of the relevant Award will be earned.

10. NON-TRANSFERABILITY OF RIGHTS

    Except for assignments made with the Committee's prior approval, no Award, no rights under any Award, and no payment under the Plan shall be assignable or transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder, and the rights and the benefits of any such Award may be exercised during the lifetime of the Grantee only by his or her guardian or legal representative or Successor.

11. DEATH, DISABILITY, RETIREMENT AND OTHER TERMINATION OF EMPLOYMENT

    11.1 Subject to the terms of the Plan, the Committee may make such provisions concerning exercise or lapse of Awards upon the Grantee's death, disability, retirement, or other termination of employment as it shall in its discretion determine, provided that:

    (a) except as provided in paragraph (b) below, no provision shall permit an ISO to be exercised after the date three months following the Grantee's termination of employment,

    (b) no provision shall permit an Option to be exercised after the date which is twelve months following a Grantee's death or disability,

    (c) no provision shall permit a NQSO to be exercised after the date which is three years following the Grantee's retirement from the Company or a Subsidiary,

    (d) except as provided in paragraphs (b) and (c) above, no provision shall permit a NQSO to be exercised after the date which is six months following a Grantee's termination of employment,

    (e) except as provided in paragraph (f) below or as permitted by Sections 12 or 20, all Stock Awards shall be canceled and forfeited if a Grantee's employment is terminated, and

    (f) in the event of Grantee's death, disability or retirement, the Grantee (or his Successor) shall be entitled immediately to be issued a certificate or certificates for all of the Shares represented by his Stock Award(s), free and clear of all performance goal requirements and restrictions, based in each case on the extent to which performance goals have been achieved, measured through the date of termination.

    For purposes of this Section 11, the term "disability" shall mean "long term disability", as defined in the AMC Long Term Disability Plan, or any comparable plan of the Company or AMC, or, if there is no such plan, the inability of the Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than twelve months as determined by the Committee based on the opinion of a qualified physician (or other medical certificate) and other evidence acceptable to the Committee, and the term "retirement" shall mean "normal retirement" or, with the approval of the Committee, "early retirement" pursuant to the applicable terms of the AMC Defined Benefit Retirement Plan or any comparable plan of the Company or a Subsidiary covering a Grantee.

    11.2 Unless the Committee determines otherwise, Options which pursuant to their terms are exercisable following termination of a Grantee's employment:

    (a) may be exercised only to the extent exercisable upon the date such employment terminates, if such termination is other than by reason of the Grantee's death, disability or retirement, and

    (b) shall be accelerated if not yet vested and shall be exercisable in full, free and clear of all restrictions, if such termination is by reason of the Grantee's death, disability or retirement.

    11.3 Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute termination of employment for purposes of any Award. The Committee may specify in the terms and conditions of an Award whether any authorized leave of absence or absence for military or governmental service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

12. PROVISIONS RELATING TO CHANGE IN CONTROL

    The Committee may provide, at the time of an Award or thereafter, that if a Change of Control Event occurs or if termination results from such Change of Control Event, (a) any restrictions on Stock Awards shall lapse immediately and
(b) outstanding Options shall become
exercisable immediately. The Committee may also waive, at the time of an Award or thereafter, the satisfaction of performance goals with respect to Performance Stock Awards and Performance Units upon the occurrence of a Change in Control Event or upon termination resulting from a Change in Control Event, and authorize the issuance of Shares represented by Stock Awards or the payment of amounts under Performance Unit Awards, based in each case on the extent to which performance goals have been achieved, measured through the date a Change in Control Event or termination resulting therefrom occurs.

13. WRITING EVIDENCING AWARDS

    Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs. Acceptance of, or receipt of the benefits of, an Award by the Grantee shall be conclusively presumed to be assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Grantee.

14. EXERCISE OF RIGHTS UNDER AWARDS

    14.1 A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe.

    14.2 The notice of exercise shall be accompanied by payment in full of the purchase price for any Shares to be purchased, with such payment being made in cash, certified or bank cashier's check or money order or in Shares having a Fair Market Value equivalent to the purchase price of such Shares to be purchased, or a combination thereof. If approved by the Committee, payment of the purchase price of an Option may also be made by Note, provided that unless the Shares issued are treasury shares at least the par value of the Shares issued shall be paid in cash or equivalent or Shares as provided above. The Committee shall establish appropriate methods for accepting Shares and may impose such conditions as it deems appropriate on the use of such Shares to exercise an Option.

    14.3 Upon exercise of an Option, or after grant of a Stock Award but before a distribution of Shares in satisfaction thereof, the Grantee may request in writing that the Shares to be issued in satisfaction of the Award be issued in the name of the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

    14.4 All notices or requests to the Company provided for herein shall be delivered to the Secretary of the Company.

15. EFFECTIVE DATE AND DURATION OF THE PLAN AND DATE OF AWARD

    15.1 The Plan shall become effective on November 10, 1994, provided any Awards granted hereunder shall be subject to approval of any governmental body having jurisdiction over the Company with respect to this Plan within the time limits applicable to any such governmental approvals.

    15.2 The Plan shall remain in effect until all Awards have been exercised or satisfied in accordance herewith, but no Awards may be granted under the Plan after the date of the first stockholders' meeting held in 1999 or December 31, 1999, whichever first occurs. The terms of any Award may be amended at any time prior to the end of its Term in accordance with and subject to the limitations of the Plan.

    15.3 The date of an Award shall be the date on which the Committee's determination to grant the same is final, or such later date as shall be specified by the Committee in connection with its determination.

16. AMENDMENTS TO AWARDS

    The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid Award, whether earned or unearned, including, but not by way of limitation, Awards earned but not yet paid, and/or substitute another Award of the same or different type, to the extent it deems appropriate; provided, however, that any amendment to (but not termination of) an outstanding Award which, in the opinion of the Committee, is materially adverse to the Grantee, or any amendment or termination which, in the opinion of the Committee, may subject the Grantee to liability under Section 16 of the Exchange Act, shall require the Grantee's consent. It shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein are not adverse to a Grantee.

17. STOCKHOLDER STATUS

    No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan, except with respect to Shares actually issued to that person.

18. POSTPONEMENT OR NON-EXERCISE

    The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an Option or upon the vesting of a Stock Award granted under the Plan prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the taking of any action in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares, and (c) the completion of any registration or other qualification of such Shares under any state or Federal law or rulings or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company shall not be obligated by virtue of any terms and conditions of any Award or any provisions of the Plan to recognize the exercise of an Option or to sell or issue shares in violation of the Securities Act or the law of any government having jurisdiction thereof. Any postponement or delay by the Company in recognizing the exercise of any Option or in issuing any Shares under a Stock Award or otherwise hereunder shall not extend the Term of an Option nor shorten the Term of any restriction attached to any Stock Award and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee of an Award, to a Successor or to any other person with respect to any Shares as to which the Option shall lapse because of such postponement or as to which issuance under a Stock Award was delayed.

19. TERMINATION, SUSPENSION OR MODIFICATION OF PLAN

    The Board may terminate, suspend or modify the Plan at any time and in any manner, provided, however, that without stockholder approval the Board will not adopt an amendment that requires stockholder approval under Section 162(m) of the Code.

    No termination or suspension of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination or suspension except to the extent permitted in Section 16 of the Exchange Act.

20. ADJUSTMENTS FOR CORPORATE CHANGES

    20.1 In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee may (a) make such equitable adjustments, designed to protect against dilution or enlargement, as it may deem appropriate in the number and kind of Shares authorized by the Plan and, with respect to outstanding Awards, in performance goals and in the number and kind of Shares covered by Awards and in the Option price, and (b) make such arrangements, which shall be binding upon the holders of unexpired Options and outstanding Stock Awards, for the substitution of new Options or Stock Awards for any unexpired Options or Stock Awards then outstanding under the Plan or for the assumption of any such unexpired Options and outstanding Stock Awards.

    20.2 In the event that the Company agrees (a) to sell or otherwise dispose of all or substantially all of the Company's assets, or (b) to be wholly or partially liquidated, or (c) to participate in a merger, consolidation or reorganization, or (d) to sell or otherwise dispose of substantially all the assets of, or a majority interest in, a Subsidiary or division, then the Committee may determine that any and all Options granted under the Plan, in situations involving an event described in clauses (a) through (c), and any and all Options granted to employees of the affected Subsidiary or division, in situations described in clause (d), shall be immediately exercisable in full, and any and all Shares issuable pursuant to Stock Awards or cash payable under Performance Units made under the Plan, in situations involving an event described in clauses (a) through (c), and any and all Shares issuable pursuant to Stock Awards or cash payable under Performance Units granted to employees of the affected Subsidiary or division, in situations described in clause (d), shall be immediately issuable or paid in full, as the case may be, based in each case on the extent to which performance goals have been achieved to the date of the event described in clause (a), (b), (c) or (d) above. The Committee may also determine that any Options not exercised, and any Stock Awards or Performance Units with respect to which any restrictions shall not have lapsed or conditions shall not have been satisfied, prior to any such event, or within such period of time thereafter (not to exceed 120 days) as the Committee shall determine, shall terminate.

    20.3 The grant of any Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets or the business, assets or stock of a Subsidiary.

21. NON-UNIFORM DETERMINATION

    The Committee's determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards, the terms and provisions of

Awards and the written material evidencing such Awards, any amendments to the terms and provisions of any Awards, and the granting or rejecting of applications for delivery of Shares need not be uniform and may be made selectively among otherwise eligible employees whether or not such employees are similarly situated.

22. TAXES

    22.1 The Company may pay, withhold or require a Grantee to remit to it amounts sufficient to satisfy the Company's federal, state, local or other tax withholding obligations attributable to any Awards after giving notice to the person entitled to receive such amount, and the Company may defer making payment of any Award if any such tax, charge or assessment may be pending until indemnified to its satisfaction.

    22.2 Subject to the consent of the Committee, in connection with (a) the exercise of a Non-Qualified Stock Option or (b) satisfaction of conditions and/or lapse of restrictions on a Stock Award, a Grantee may elect to tender back to the Company Shares received pursuant to (a) or (b), having a Fair Market Value sufficient to satisfy all or part of the Company's total federal, state, local and other tax withholding obligations associated with the transaction. Any such election shall be made by a Grantee by delivering written notice to the Secretary of the Company together with such information and documents as the Committee may prescribe. The Committee must approve any election, may suspend or terminate the right to make elections, or may provide with respect to any Award under this Plan that the right to make elections shall not apply to such Award.

    22.3 If, pursuant to the provisions of the Code, the Tax Date of an Award is deferred and a Grantee elects to have Shares withheld, the full number of Option Shares or Stock Award Shares may be issued but the Grantee shall enter into an agreement unconditionally obligating him or her to tender back to the Company the proper number of Shares on the Tax Date.

23. NONCOMPETITION AND FORFEITURE PROVISION

    If the Committee so determines, an Award may specify that a Grantee shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not limited to, Awards earned but not yet paid if, in the opinion of the Committee, the Grantee, at any time during the period of Grantee's employment and for one
(1) year thereafter, without the written consent of the Committee, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company, in the geographic area in which the Company does business, or in any manner which is inimical to the best interests of the Company.

24. TENURE

    Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or Subsidiary has to terminate the employment of such participant. An employee terminated for cause, as determined by the Company, shall forfeit all of his rights under the Plan, except as to Options already exercised and Awards on which restrictions have already lapsed.

25. APPLICATION OF PROCEEDS

    The proceeds received by the Company from the sale of its Shares under the Plan shall be used for general corporate purposes of the Company and its Subsidiaries.

26. OTHER ACTIONS

    Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options or pay bonuses for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

27. GENDER AND NUMBER

    Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

28. REQUIREMENTS OF LAW, GOVERNING LAW

    The granting of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Missouri.

29. EFFECT ON OTHER PLANS

    Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or a Subsidiary. Any Awards made pursuant hereto shall not be used in determining the benefits provided under any other plan of the Company or a Subsidiary unless specifically provided therein.

                            AMC ENTERTAINMENT INC.
                        ANNUAL MEETING OF STOCKHOLDERS

                        AMC Town Center 20 Theatres
                                  11701 Nall
                                Leawood, Kansas

                          Thursday, November 12, 1998
                             11:00 a.m. local time

                               VOTE BY INTERNET

Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1.  Read the accompanying Proxy Statement.

2. Visit our Internet Voting site at http://www.umb.com/proxy and follow the instructions on the screen.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, November 11, 1998.

       IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

                           THANK YOU FOR YOUR VOTE.

                       Cut or tear along perforated edge.
-------------------------------------------------------------------------------
                            AMC ENTERTAINMENT INC.
               106 WEST 14TH STREET  KANSAS CITY, MISSOURI 64105
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Messrs. Stanley H. Durwood and Peter C. Brown, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the Common Stock of AMC Entertainment Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 12, 1998 and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

1. Election of Directors:     FOR all nominees listed.                  WITHHOLD AUTHORITY
                              (EXCEPT AS MARKED TO THE CONTRARY) / /    TO VOTE FOR ALL NOMINEES LISTED. / /

NOMINEES: Messrs. William T. Grant, II and John P. Mascotte
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

             _______________________________________________________________________

2. PROPOSAL TO ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending April 1, 1999.
                FOR / /                     AGAINST / /                      ABSTAIN / /

3. PROPOSAL TO approve the Proposed Amendments to the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan as described in the accompanying proxy statement.
                FOR / /                     AGAINST / /                      ABSTAIN / /

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                              AMC ENTERTAINMENT INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                          AMC Town Center 20 Theatres
                                    11701 Nall
                                  Leawood, Kansas

                           Thursday, November 12, 1998
                               11:00 a.m. local time

                                  VOTE BY INTERNET

Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1.  Read the accompanying Proxy Statement.

2. Visit our Internet Voting site at http://www.umb.com/proxy and follow the instructions on the screen.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, November 11, 1998.

        IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.



                             THANK YOU FOR YOUR VOTE.


                        Cut or tear along perforated edge.

-----------------------------------------------------------------------------

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED AND "FOR" PROPOSALS 2 AND 3.

                                      Please date and sign exactly as name
                                      appears. When shares are held by joint
                                      tenants, both must sign. When signing
                                      as an attorney, executor,
                                      administrator, trustee or guardian,
                                      please give full title as such. If a
                                      corporation, please sign in full
                                      corporate name by President or other
                                      authorized officer. If a partnership,
                                      please sign in partnership name by
                                      authorized person.

                                      Date ________________________, 1998


                                      Signature _____________________________

                                      Signature (if held jointly) ___________

                                      _______________________________________

                                      PLEASE MARK, SIGN, DATE AND RETURN THE
                                      PROXY CARD PROMPTLY USING THE ENCLOSED
                                      ENVELOPE.